Exhibit 10.1

Amended and Restated Revolving Credit Agreement	Final for Execution
The Bank of Nova Scotia/Consumers Energy

$250,000,000

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

Dated as of November 19, 2018

among

CONSUMERS ENERGY COMPANY,
as the Company,

THE FINANCIAL INSTITUTIONS NAMED HEREIN,
as the Banks,

and

THE BANK OF NOVA SCOTIA,
as Agent

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

SCHEDULES

Schedule 1	[Reserved]
Schedule 2	Commitment Schedule
Schedule 3.1	Existing LCs

EXHIBITS

Exhibit A	Form of Opinion from Melissa M. Gleespen, Esq., Vice President, Chief Compliance Officer and Corporate Secretary of the Company
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Assignment and Assumption Agreement
Exhibit D	Terms of Subordination (Junior Subordinated Debt)
Exhibit E	Intentionally Omitted
Exhibit F	Form of Increasing Bank Supplement
Exhibit G	Form of Augmenting Bank Supplement

-v-

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of November 19, 2018, is among CONSUMERS ENERGY COMPANY, a Michigan corporation (the “Company”), the financial institutions listed on the signature pages hereof (together with their respective successors and assigns and any other Person that shall have become a Bank hereunder pursuant to Section 2.16, the “Banks”) and THE BANK OF NOVA SCOTIA, as Agent.

W I T N E S S E T H:

WHEREAS, the Company, the banks party thereto and Agent, as administrative agent thereunder, are currently party to the Revolving Credit Agreement, dated as of November 23, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Company, the Banks and the Agent have agreed to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Banks will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Company in an aggregate amount not to exceed $250,000,000 at any time outstanding;

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1                            Definitions.  As used in this Agreement:

“Accounting Changes” – see Section 1.3.

“Additional Commitment Bank” - see Section 2.17(d).

“Additional LC Issuer” – see Section 3.1.

“Administrative Questionnaire” means an administrative questionnaire, substantially in the form supplied by the Agent, completed by a Bank and furnished to the Agent in connection with this Agreement.

“Advance” means a group of Loans made by the Banks hereunder of the same Type, made, converted or continued on the same day and, in the case of Eurodollar Rate Loans, having the same Interest Period.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including all directors and officers of such Person), controlled by, or under direct or

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

indirect common control with such Person.  A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means The Bank of Nova Scotia, in its capacity as administrative agent for the Banks pursuant to Article XIII, and not in its individual capacity as a Bank, and any successor Agent appointed pursuant to Article XIII.

“Aggregate Commitment” means the aggregate amount of the Commitments of all Banks.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Banks.

“Agreement” means this Amended and Restated Revolving Credit Agreement, as amended from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that the Eurodollar Rate for any day shall be based on the Base Eurodollar Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type, which in the case of Eurodollar Rate Loans shall be 75 basis points (0.75%), and in the case of Floating Rate Loans shall be 0 basis points (0.00%).  The Applicable Margin for Eurodollar Rate Loans and Floating Rate Loans may be increased or decreased by the Applicable Sustainability Adjustment as in effect from time to time.

“Applicable Sustainability Adjustment” means, for any fiscal year (beginning with fiscal year 2019, by reference to the reported values for the fiscal year ending December 31, 2018),  with reference to the Sustainability Amount and Sustainability Percentage, as applicable, reflected in the Company’s most recently filed annual report on Form 10-K (or, subject to the satisfaction of the requirements set forth in Section 6.7(c), any amendment thereto and reported in the certificate required by Section 6.7(c)) (or any successor form), and reported in the certificate required by Section 6.7(c) of this Agreement, in each case for the end of the most recent previously ended fiscal year:

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

(a) if:

(x) the annual Sustainability Amount is greater than or equal to 105% of the Baseline Sustainability Amount, and

(y) the annual Sustainability Percentage is greater than or equal to the Baseline Sustainability Percentage,

then a 0.025% reduction in the specified Applicable Margins;

(b) if:

(x) the annual Sustainability Amount is greater than or equal to 110% of the Baseline Sustainability Amount, and

(y) the annual Sustainability Percentage is greater than or equal to the Baseline Sustainability Percentage,

then a 0.05% reduction in the specified Applicable Margins;

(c) if:

(x) the annual Sustainability Amount is less than or equal to 95% of the Baseline Sustainability Amount, and

(y) the annual Sustainability Percentage is less than the Baseline Sustainability Percentage,

then a 0.025% increase in the specified Applicable Margins; and

(d) if:

(x) the annual Sustainability Amount is less than or equal to 90% of the Baseline Sustainability Amount, and

(y) the annual Sustainability Percentage is less than the Baseline Sustainability Percentage,

then a 0.05% increase in the specified Applicable Margins.

For the avoidance of doubt:

(i) until the delivery of the Company’s most recently filed annual report on Form 10-K (or, subject to the satisfaction of the requirements set forth in Section 6.7(c), any amendment thereto) (or any successor form) for the year ended December 31, 2018 together with the accompanying certificate as required by Section 6.7(c), or

(ii) for any year in which the Company shall fail to report the Sustainability Amount or Sustainability Percentage in its most recently filed annual report on Form 10-K (or any successor

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

form) and/or accompanying certificate as required by Section 6.7(c) for any applicable period, the Applicable Sustainability Adjustment shall be zero, and the Applicable Margin shall be unchanged.

If, as a result of (A) any required restatement of the annual report on Form 10-K which impacts the Sustainability Amount or the Sustainability Percentage, (B) upon the agreement by the Company and the Banks that the Sustainability Amount or the Sustainability Percentage as calculated by the Company at the time of delivery of the certificate required by Section 6.7(c), was inaccurate or (C) if the Company or the Banks become aware of any material inaccuracy in the Sustainability Amount or the Sustainability Percentage as reported on the Company’s most recently filed annual report on Form 10-K (or any successor form), and in each case, a proper calculation of the Sustainability Amount or the Sustainability Percentage would have resulted in an increase in the specified Applicable Margins for such period, the Company shall immediately and retroactively be obligated to pay to the Agent for the account of the applicable Banks or LC Issuers, as the case may be, promptly on demand by the Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code, automatically and without further action by the Agent, any Bank or any LC Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.

“Arranger” means The Bank of Nova Scotia.

“Assignment Agreement” – see Section 12.1(e).

“Augmenting Bank” – see Section 2.16.

“Available Aggregate Commitment” means, at any time, the Available Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“Available Commitment” means, at any time, the lesser of (i) the Aggregate Commitment and (ii) the face amount of the Bonds.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Notice Date” see  Section 2.17(b).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Banks” – see the preamble.

“Base Eurodollar Rate” means, for any Interest Period for each Eurodollar Rate Loan comprising part of the same Advance, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Agent from time to time in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the Base Eurodollar Rate for such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Baseline Sustainability Amount” means the average of the Company’s annual Sustainability Amount, for the end of each of the Company’s 2015, 2016 and 2017 fiscal years, in each case as reported on the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 filed on February 14, 2018, resulting in 3,299 gigawatt hours as of the Closing Date. This Baseline Sustainability Amount is not subject to change and will not change during the duration of this Agreement; provided, that if the Company or the Banks become aware of any material inaccuracy in the determination of this Baseline Sustainability Amount, the parties hereto shall enter into any necessary modifications to this Agreement to correct the Baseline Sustainability Amount accordingly.

“Baseline Sustainability Percentage” means the average of the Company’s annual Sustainability Percentage for the end of each of the Company’s 2015, 2016 and 2017 fiscal years, in each case as reported on the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 filed on February 14, 2018, resulting in 9.23% as of the Closing Date. This Baseline Sustainability Percentage is not subject to change and will not change during the duration of this Agreement; provided, that if the Company or the Banks become aware of any material inaccuracy in the determination of this Baseline Sustainability Percentage, the parties hereto shall enter into any necessary modifications to this Agreement to correct the Baseline

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

Sustainability Percentage accordingly.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” – see definition of Eurodollar Rate Reserve Percentage.

“Bond Delivery Agreement” means that certain Bond Delivery Agreement, dated as of November 23, 2015, between the Company and the Agent, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time, including any bond delivery agreement entered into in connection with the issuance of any Bonds in accordance with Section 2.16.

“Bonds” means that certain First Mortgage Bond in the aggregate principal amount of $250,000,000 created under the One Hundred Twenty Sixth Supplement and issued in favor of the Agent, together with any new interest-bearing First Mortgage Bonds issued in favor of the Agent pursuant to any supplemental indenture acceptable to the Agent in accordance with Section 2.16.

“Borrowing Date” means a date on which a Credit Extension is made hereunder.

“Borrowing Notice” – see Section 2.8.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in U.S. dollars in the London interbank market.

“Capital Lease” means any lease which has been or would be capitalized on the books of the lessee in accordance with GAAP, subject to clause (iii) of Section 1.3.

“Change in Control” means (a) any “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the then outstanding voting capital stock of CMS, or (b) the majority of the board of directors of CMS shall fail to consist of Continuing Directors, or (c) a consolidation or merger of CMS shall occur after which the holders of the outstanding voting capital stock of CMS immediately prior thereto hold less than 50% of the outstanding voting capital stock of the surviving entity, or (d) more than 50% of the outstanding voting capital stock of CMS shall be transferred to any entity of which CMS owns less than 50%

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

of the outstanding voting capital stock, or (e) CMS shall own less than 80% of the Equity Interests of the Company.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Bank, if later, the date on which such Bank becomes a Bank), of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Closing Date” means November 19, 2018.

“CMS” means CMS Energy Corporation, a Michigan corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral Shortfall Amount” – see Section 9.2.

“Commitment” means, for each Bank, the obligation of such Bank to make Loans to, and participate in Facility LCs issued upon the application of, the Company in an aggregate amount not exceeding the amount set forth on Schedule 2 or as set forth in any Assignment Agreement that has become effective pursuant to Section 12.1, as such amount may be increased pursuant to Section 2.16, or otherwise modified, from time to time.

“Commitment Fee” – see Section 2.5.

“Commitment Fee Rate” means at any time, the percentage rate per annum at which Commitment Fees are accruing on the Unused Commitment, equal to 7.5 basis points (0.075%).

“Company” – see the preamble.

“Consolidated Subsidiary” means any Subsidiary the accounts of which are or are required to be consolidated with the accounts of the Company in accordance with GAAP.

“Continuing Director” means, as of any date of determination, any member of the board of directors of CMS who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of the Continuing Directors who were members of such board of directors at the time of such nomination or election; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

unless such individual was a Continuing Director prior thereto.

“Conversion/Continuation Notice” – see Section 2.9.

“Credit Documents” means this Agreement, the Facility LC Applications (if any), the Supplemental Indenture, the Bond Delivery Agreement and the Bonds.

“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

“Credit Party” means the Agent, any LC Issuer or any other Bank.

“Debt” means, with respect to any Person, and without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not overdue), (c) liabilities for accumulated funding deficiencies (prior to the effectiveness of the applicable provisions of the Pension Protection Act of 2006 with respect to a Plan) and liabilities for failure to make a payment required to satisfy the minimum funding standard within the meaning of Section 412 of the Code or Section 302 of ERISA (on and after the effectiveness of the applicable provisions of the Pension Protection Act of 2006 with respect to a Plan), (d) all liabilities arising in connection with any withdrawal liability under ERISA to any Multiemployer Plan, (e) all obligations of such Person arising under acceptance facilities, (f) all obligations of such Person as lessee under Capital Leases, (g) all obligations of such Person arising under any interest rate swap, “cap”, “collar” or other hedging agreement; provided that for purposes of the calculation of Debt for this clause (g) only, the actual amount of Debt of such Person shall be determined on a net basis to the extent such agreements permit such amounts to be calculated on a net basis, (h) Off-Balance Sheet Liabilities, (i) non-contingent obligations of such Person in respect of letters of credit and bankers’ acceptances, and (j) all guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person to assure a creditor against loss (whether by the purchase of goods or services, the provision of funds for payment, the supply of funds to invest in any Person or otherwise) in respect of indebtedness or obligations of any other Person of the kinds referred to in clauses (a) through (i) above.  Notwithstanding the foregoing, solely for purposes of the calculation required under Article VIII, Debt shall not include any Junior Subordinated Debt, Hybrid Equity Securities or Hybrid Preferred Securities each issued by the Company or owned by any Hybrid Equity Securities Subsidiary or Hybrid Preferred Securities Subsidiary.

“Default” means an event which but for the giving of notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Bank” means any Bank that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Facility LCs or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Bank notifies the Agent in writing that such failure is the result of such Bank’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Bank’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Bank that it will comply with its obligations to fund prospective Loans and participations in then outstanding Facility LCs under this Agreement, provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Agent, or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.  Any determination by the Agent that a Bank is a Defaulting Bank under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error.

“Designated Officer” means the Chief Financial Officer, the Treasurer, an Assistant Treasurer, any Vice President in charge of financial or accounting matters or the principal accounting officer of the Company.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including (i) e-mail, (ii) e-fax, (iii) Intralinks®, Syndtrak®, ClearPar®, DebtDomain® and (iv) any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Agent and any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any governmental agency or authority relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

of any Hazardous Substance or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substance, (c) exposure to any Hazardous Substance, (d) the release or threatened release of any Hazardous Substance into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Advance” means an Advance consisting of Eurodollar Rate Loans.

“Eurodollar Rate” means, for any Interest Period for each Eurodollar Rate Loan comprising part of the same Advance, an interest rate per annum equal to the sum of (i) the rate per annum obtained by dividing (a) the Base Eurodollar Rate applicable to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage, plus (ii) the Applicable Margin.

“Eurodollar Rate Loan” means a Loan which bears interest by reference to the Eurodollar Rate.

“Eurodollar Rate Reserve Percentage” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System of the United States (together with any successor thereto, the “Board”) to which the Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board.  Loans bearing interest based on the Eurodollar Rate shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

available from time to time to any Bank under such Regulation D of the Board or any comparable regulation.  The Eurodollar Reserve Rate Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Event of Default” means an event described in Article IX.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means, in the case of each Bank, LC Issuer or applicable Lending Installation and the Agent, (i) taxes imposed on its overall net income, and franchise taxes imposed on it, including Michigan Business Tax, by (a) the jurisdiction under the laws of which such Bank, such LC Issuer or the Agent is incorporated or organized or (b) the jurisdiction in which the Agent’s, such LC Issuer’s or such Bank’s principal executive office or such Bank’s or such LC Issuer’s applicable Lending Installation is located, and (ii) any U.S. Federal withholding taxes resulting from FATCA.

“Existing Credit Agreement” – see the recitals.

“Existing LC” – see Section 3.1.

“Existing Termination Date” - see Section 2.17(a).

“Extending Bank” - see Section 2.17(b).

“Extending Date” - see Section 2.17(a).

“Facility LC” – see Section 3.1.

“Facility LC Application” – see Section 3.3.

“Facility LC Collateral Account” means a special, interest-bearing account maintained (pursuant to arrangements satisfactory to the Agent) at the Agent’s office at the address specified pursuant to Article XIV, which account shall be in the name of the Company but under the sole dominium and control of the Agent, for the benefit of the Banks.

“Facility LC Commitment” means, for each LC Issuer, the obligation of such LC Issuer to issue Facility LCs upon the application of the Company in an aggregate amount not exceeding $75,000,000, as such amount may be increased with respect to any Increasing LC Issuer pursuant to Section 3.1.

“Facility LC Sublimit” means $75,000,000, as such amount may be increased pursuant to Section 3.1.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

Code.

“Fee Letter” shall mean the fee letter by and between the Company and The Bank of Nova Scotia dated on or about November 19, 2018 relating to the Loans, as amended, restated, replaced or otherwise modified from time to time.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“First Mortgage Bonds” means bonds issued by the Company pursuant to the Indenture.

“Fitch” means Fitch Inc. or any successor thereto.

“Floating Rate” means, with respect to a Floating Rate Advance, an interest rate per annum equal to (i) the Alternate Base Rate plus (ii) the Applicable Margin, changing when and as the Alternate Base Rate or the Applicable Margin changes.

“Floating Rate Advance” means an Advance consisting of Floating Rate Loans.

“Floating Rate Loan” means a Loan which bears interest at the Floating Rate.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Closing Date, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.5 (except, for purposes of the financial statements required to be delivered pursuant to Sections 6.7(b) and (c), for changes concurred in by the Company’s independent public accountants).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the European Union or the European Central Bank).

“Hazardous Substance” means any waste, substance or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau or instrumentality of the United States or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

“Hybrid Equity Securities” means securities issued by the Company or a Hybrid Equity Securities Subsidiary that (i) are classified as possessing a minimum of at least two of the following:  (x) “intermediate equity content” by S&P; (y) “Basket C equity credit” by Moody’s; and (z) “50% equity credit” by Fitch and (ii) require no repayment, prepayment, mandatory redemption or mandatory repurchase prior to the date that is at least 91 days after the later of the termination of the Commitments and the repayment in full of all Obligations.

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“Hybrid Equity Securities Subsidiary” means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Company) at all times by the Company or a wholly-owned direct or indirect Subsidiary of the Company, (ii) that has been formed for the purpose of issuing Hybrid Equity Securities and (iii) substantially all of the assets of which consist at all times solely of Junior Subordinated Debt issued by the Company or a wholly-owned direct or indirect Subsidiary of the Company (as the case may be) and payments made from time to time on such Junior Subordinated Debt.

“Hybrid Preferred Securities” means any preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics:

(i)                                  such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Company or a wholly-owned direct or indirect Subsidiary of the Company in exchange for Junior Subordinated Debt issued by the Company or such wholly-owned direct or indirect Subsidiary, respectively;

(ii)                              such preferred securities contain terms providing for the deferral of interest payments corresponding to provisions providing for the deferral of interest payments on such Junior Subordinated Debt; and

(iii)                          the Company or a wholly-owned direct or indirect Subsidiary of the Company (as the case may be) makes periodic interest payments on such Junior Subordinated Debt, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary to make corresponding payments to the holders of the preferred securities.

“Hybrid Preferred Securities Subsidiary” means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Company) at all times by the Company or a wholly-owned direct or indirect Subsidiary of the Company, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of Junior Subordinated Debt issued by the Company or a wholly-owned direct or indirect Subsidiary of the Company (as the case may be) and payments made from time to time on such Junior Subordinated Debt.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “Base Eurodollar Rate”.

“Increase Date” means any date on which an increase of the Commitments pursuant to Section 2.16 occurs.

“Increasing Bank” – see Section 2.16.

“Increasing LC Issuer” – see Section 3.1.

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The Bank of Nova Scotia/Consumers Energy

“Indemnified Person” – see Section 12.8.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Bank, (c) the Company, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

“Indenture” means the Indenture, dated as of September 1, 1945, as supplemented and amended from time to time, from the Company to The Bank of New York Mellon, as successor trustee.

“Interest Period” means, with respect to a Eurodollar Advance, a period of one week or one, two, three or six months, or such shorter period agreed to by the Company and the Banks, commencing on a Business Day selected by the Company pursuant to this Agreement.  Such Interest Period shall end on the day which corresponds numerically to such date (i) one week or (ii) one, two, three or six months thereafter (or such shorter period agreed to by the Company and the Banks); provided that if there is no such numerically corresponding day in such next week or such next, second, third or sixth succeeding month (or such shorter period, as applicable), such Interest Period shall end on the last Business Day of such next week or such next, second, third or sixth succeeding month (or such shorter period, as applicable).  If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.  The Company may not select any Interest Period that ends after the scheduled Termination Date.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by the Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time. When determining the rate for a period which is less than the shortest period for which the LIBOR Screen Rate is available, the LIBOR Screen Rate for purposes of paragraph (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means the overnight rate determined by the Agent from such information service that publishes rates as the Agent may select.

“ISP” means, with respect to any Facility LC, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Junior Subordinated Debt” means any unsecured Debt of the Company or a Subsidiary of the Company that is (i) issued in connection with the issuance of Hybrid Equity Securities or Hybrid Preferred Securities and (ii) subordinated to the rights of the Banks hereunder and under the other Credit Documents pursuant to terms of subordination substantially similar to those set forth in Exhibit D, or pursuant to other terms and conditions satisfactory to the Majority Banks.

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The Bank of Nova Scotia/Consumers Energy

“LC Fee” – see Section 3.4.

“LC Issuer” means The Bank of Nova Scotia (or any subsidiary or affiliate of the foregoing designated by such Person) in its capacity as an issuer of Facility LCs hereunder, and any other Bank designated by the Company that (i) agrees to be an issuer of Facility LCs hereunder (which agreement may include a maximum limit on the aggregate face amount of all Facility LCs to be issued by such Bank hereunder, and such Bank and the Company shall provide notice of such limitation to the Agent) and (ii) is approved by the Agent (such approval not to be unreasonably withheld or delayed).

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.  For all purposes of this Agreement, if on any date of determination a Facility LC has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Facility LC shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LC Payment Date” – see Section 3.5.

“Lending Installation” means any office, branch, subsidiary or Affiliate of a Bank.

“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “Base Eurodollar Rate”.

“Lien” means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

“Loan” – see Section 2.1.

“Majority Banks” means, as of any date of determination, Banks in the aggregate having more than 50% of the Aggregate Commitment as of such date or, if the Aggregate Commitment has been terminated, Banks in the aggregate holding more than 50% of the aggregate unpaid principal amount of the Aggregate Outstanding Credit Exposure as of such date.

“Material Adverse Change” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, (b) the Company’s ability to perform its obligations under any Credit Document or (c) the validity or enforceability of any Credit Document or the rights or remedies of the Agent or the Banks thereunder.

“Material Subsidiary” means any Subsidiary of the Company that, on a consolidated basis with any of its Subsidiaries as of any date of determination, accounts for more than 10 % of the consolidated assets of the Company and its Consolidated Subsidiaries.

“Maximum Rate” – see Section 12.19.

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The Bank of Nova Scotia/Consumers Energy

“Modify” and “Modification” – see Section 3.1.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any sale or issuance of securities or incurrence of Debt by any Person, the excess of (i) the gross cash proceeds received by or on behalf of such Person in respect of such sale, issuance or incurrence (as the case may be) over (ii) customary underwriting commissions, auditing and legal fees, printing costs, rating agency fees and other customary and reasonable fees and expenses incurred by such Person in connection therewith.

“Net Worth” means, with respect to any Person, the excess of such Person’s total assets over its total liabilities, total assets and total liabilities each to be determined in accordance with GAAP consistently applied, excluding from the determination of total assets (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Debt, and (iii) any item not included in clause (i) or (ii) above, that is treated as an intangible asset in conformity with GAAP.

“Non-Extending Bank” see Section 2.17(b).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all other obligations (including indemnities and interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Company to the Banks or to any Bank, any LC Issuer or the Agent arising under the Credit Documents.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any sale and leaseback transaction which is not a Capital Lease, or (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person; but excluding from this

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The Bank of Nova Scotia/Consumers Energy

definition, any Operating Leases.

“One Hundred Twenty Sixth Supplement” means that certain One Hundred Twenty Sixth Supplemental Indenture, dated as of November 23, 2015, between the Company and The Bank of New York Mellon, as successor trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Operating Lease” of a Person means any lease of Property (other than a Capital Lease) by such Person as lessee.

“Other Taxes” – see Section 4.5(b).

“Outstanding Credit Exposure” means, as to any Bank at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent” means, with respect to any Bank, any Person as to which such Bank is, directly or indirectly, a subsidiary.

“Payment Date” means the second Business Day of each calendar quarter occurring after the Closing Date.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Plan” means any employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Company or any ERISA Affiliate and covered by Title IV of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA.

“Plan Termination Event” means (a) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Company or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC or to appoint a

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The Bank of Nova Scotia/Consumers Energy

trustee to administer any Plan.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States, or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to a Bank, a portion equal to (i) a fraction the numerator of which is such Bank’s Commitment and the denominator of which is the Aggregate Commitment and (ii) after the Commitments of all of the Banks have terminated, a fraction the numerator of which is the Outstanding Credit Exposure for such Bank, and the denominator of which is the Aggregate Outstanding Credit Exposure at such time; provided, that in the case of Section 4.7(d)(i), when a Defaulting Bank shall exist the Commitment or Outstanding Credit Exposure, as applicable, of such Defaulting Bank shall be disregarded when calculating such Bank’s “Pro Rata Share”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Regulation D” means Regulation D of the Board from time to time in effect and shall include any successor or other regulation or official interpretation of the Board relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board from time to time in effect and shall include any successor or other regulation or official interpretation of the Board relating to the extension of credit by banks, non-banks and non-broker-dealers for the purpose of purchasing or carrying margin stocks.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Company then outstanding under Article III to reimburse the applicable LC Issuer for amounts paid by such LC Issuer in respect of any one or more drawings under Facility LCs issued by such LC Issuer.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Renewable Energy” means energy derived from hydroelectricity (excluding pumped storage), wind, solar and biomass, as identified in the Company’s most recent annual report on Form 10-K (or any successor form) and other sources reasonably acceptable to the Majority Banks. With respect to the Company’s purchased/supplied energy, the term “Renewable Energy”

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shall also include energy produced from wind and “Other renewable generation” (as identified in the Company’s most recent annual report on Form 10-K (or any successor form), and in any event limited to only those sources enumerated in the first sentence of this definition).

“Reportable Event” has the meaning assigned to that term in Title IV of ERISA.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission or any governmental authority which may be substituted therefor.

“Secured Debt” means senior, secured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement, including, for the avoidance of doubt, the First Mortgage Bonds.

“Securitized Bonds” means nonrecourse bonds or similar asset-backed securities issued by a special-purpose Subsidiary of the Company which are payable solely from specialized charges authorized by the utility commission of the relevant state in connection with the recovery of (x) stranded regulatory costs, (y) stranded clean air and pension costs and (z) other “Qualified Costs” (as defined in M.C.L. §460.10h(g)) authorized to be securitized by the Michigan Public Service Commission.

“Single Employer Plan” means a Plan maintained by the Company or any ERISA Affiliate for employees of the Company or any ERISA Affiliate.

“Subsidiary” means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by such Person. Unless otherwise specified, all references

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The Bank of Nova Scotia/Consumers Energy

herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Sustainability Amount” means, for any period, the Company’s total Renewable Energy generation and supply (both generated and purchased) without duplication, measured in gigawatt hours, during such period, as reported in the Company’s annual report on Form 10-K (or any successor form) for such period filed with the SEC. For the avoidance of doubt, the Company is under no obligation to update the Sustainability Amount between the filing of the annual reports on Form 10-K (or any successor form), has no obligation to report the Sustainability Amount in the Company’s quarterly report on Form 10-Q (or any successor form), and is further under no obligation to advise of changes to the Sustainability Amount as a result of a business change throughout the year by or for the Company (other than any material inaccuracy of which it becomes aware as described in the definition of “Applicable Sustainability Adjustment” or Section 6.7(c)).

“Sustainability Percentage” means, for any period, (x) the Sustainability Amount for such period, over (y) the Company’s total energy generation and supply (both generated and purchased) without duplication, measured in gigawatt hours, during such period, as reported in the Company’s annual report on Form 10-K (or any successor form) for such period filed with the SEC. For the avoidance of doubt, the Company is under no obligation to update the Sustainability Percentage between the filing of the annual reports on Form 10-K (or any successor form), has no obligation to report the Sustainability Percentage in the Company’s quarterly report on Form 10-Q (or any successor form), and is further under no obligation to advise of changes to the Sustainability Percentage as a result of a business change throughout the year by or for the Company (other than any material inaccuracy of which it becomes aware as described in the definition of “Applicable Sustainability Adjustment” or Section 6.7(c)).

“Supplemental Indenture” means, collectively, the One Hundred Twenty Sixth Supplement, together with any supplemental indenture entered into in connection with the issuance of any Bonds in accordance with Section 2.16.

“Taxes” means any and all present or future taxes, duties, assessments, fees, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, that are imposed by a Governmental Authority on or with respect to any payment made by the Company hereunder or under any Bond or Facility LC, but excluding Excluded Taxes and Other Taxes.

“Termination Date” means the earlier of (i) November 19, 2020 (or such later date pursuant to an extension in accordance with the terms of Section 2.17) and (ii) the date on which the Commitments are terminated.

“Total Consolidated Capitalization” means, at any date of determination, without duplication, the sum of (a) Total Consolidated Debt plus all amounts excluded from Total Consolidated Debt pursuant to clauses (ii), (iii) and (v) of the proviso to the definition of such term (but only, in the case of securities of the type described in clause (iii) of such proviso, to the extent such securities have been deemed to be equity pursuant to Accounting Standards Codification Subtopic 480-10 (previously referred to as Statement of Financial Accounting

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The Bank of Nova Scotia/Consumers Energy

Standards No. 150)), (b) equity of the common stockholders of the Company, (c) equity of the preference stockholders of the Company and (d) equity of the preferred stockholders of the Company, in each case determined at such date.

“Total Consolidated Debt” means, at any date of determination, the aggregate Debt of the Company and its Consolidated Subsidiaries (including, without limitation, all Off-Balance Sheet Liabilities); provided that Total Consolidated Debt shall exclude, without duplication, (i) the principal amount of any Securitized Bonds, (ii) any Junior Subordinated Debt, Hybrid Equity Securities or Hybrid Preferred Securities each issued by the Company or owned by any Hybrid Equity Securities Subsidiary or Hybrid Preferred Securities Subsidiary, (iii) such percentage of the Net Proceeds from any issuance of hybrid debt/equity securities (other than Junior Subordinated Debt, Hybrid Equity Securities and Hybrid Preferred Securities) by the Company or any Consolidated Subsidiary as shall be agreed to be deemed equity by the Agent and the Company prior to the issuance thereof (which determination shall be based on, among other things, the treatment (if any) given to such securities by the applicable rating agencies), (iv) to the extent that any portion of the disposition of the Company’s Palisades Nuclear Plant shall be required to be accounted for as a financing under GAAP rather than as a sale, the amount of liabilities reflected on the Company’s consolidated balance sheet as the result of such disposition, (v) Debt of any Affiliate of the Company that is (1) consolidated on the financial statements of the Company solely as a result of the effect and application of Accounting Standards Codification Subtopic 810-10 (previously referred to as Financial Accounting Standards Board Interpretation No. 46(R) and Accounting Research Bulletin No. 51) and (2) non-recourse to the Company or any of its Affiliates (other than the primary obligor of such Debt and any of its Subsidiaries) and (vi) Debt of the Company and its Affiliates that is re-categorized as such from certain lease obligations pursuant to Section 15 of Accounting Standards Codification Subtopic 840-10 (previously referred to as Emerging Issues Task Force Issue No. 01-8), any subsequent recommendation or other interpretation, bulletin or other similar document by the Financial Accounting Standards Board on or related to such re-categorization.

“Type” – see Section 2.4.

“Unsecured Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Unused Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as amended.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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1.2                            Interpretation.

(a)                               The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

(b)                              The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(c)                               Unless otherwise specified, each reference to an Article, Section, Exhibit and Schedule means an Article or Section of or an Exhibit or Schedule to this Agreement.

(d)                             Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(e)                               The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(f)                                The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities.

(g)                              Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein).

(h)                              Unless the context requires otherwise, any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws).

(i)                                  Unless the context requires otherwise, any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof.

(j)                                  Unless the context requires otherwise, the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

(k)                              Unless the context requires otherwise, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3                            Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Company or any of its Subsidiaries, or

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The Bank of Nova Scotia/Consumers Energy

the Company or any of its Subsidiaries shall change its application of generally accepted accounting principles with respect to any Off-Balance Sheet Liabilities, in each case with the agreement of its independent certified public accountants, and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at the Company’s request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company’s and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made; provided that, until such provisions are amended in a manner reasonably satisfactory to the Majority Banks, no Accounting Change shall be given effect in such calculations.  In the event such amendment is entered into, all references in this Agreement to GAAP shall mean generally accepted accounting principles as of the date of such amendment.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to any election under Section 25 of Accounting Standards Codification Subtopic 825-10 (previously referred to as Statement of Financial Accounting Standards No. 159) (or any other Accounting Standards Codification Topic having a similar result or effect) to value any Debt or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification Subtopic 470-20 (or any other Accounting Standards Codification Topic having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof and (iii) without giving effect to any changes in GAAP under Accounting Standards Codification 842, or any other financial accounting standard having similar result or effect, occurring after the Closing Date, the effect of which would be to cause leases which would be treated as operating leases under GAAP as of the Closing Date to be recorded as a liability/debt on the Company’s statement of financial position under GAAP.

1.4                            Amendment and Restatement of Existing Credit Agreement. The parties to this Agreement agree that, on the Closing Date, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement.  This Agreement is not intended to and shall not constitute a novation, payment and reborrowing or termination of the “Obligations” under (and as defined in) the Existing Credit Agreement and the other Credit Documents as in effect prior to the Closing Date.  All “Loans” made and “Obligations” incurred under (and as defined in) the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Loans and Obligations, respectively, under (and shall be governed by the terms of) this Agreement and the other Credit Documents.  Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Credit Documents” (as defined in the Existing Credit Agreement) to the “Agent”, the “Credit Agreement” and the “Credit Documents” shall be deemed to refer to the Agent, this Agreement and the Credit Documents, (b) all obligations constituting “Obligations” (under and as defined in the Existing Credit Agreement) with any Bank or any Affiliate of any Bank which are outstanding on the Closing Date shall continue as Obligations under this Agreement and the other Credit Documents, (c) the Company hereby agrees to compensate each Bank for any and all losses, costs and expenses incurred by such Bank in connection with the sale and assignment of any Eurodollar Rate Loans (including the “Eurodollar Rate Loans” under

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

the Existing Credit Agreement) and such reallocation described below and in Section 2.1, in each case on the terms and in the manner set forth in Section 4.4 hereof and (d) the “Loans” (as defined in the Existing Credit Agreement) shall be reallocated as Loans owing to the Banks under this Agreement on the Closing Date in accordance with each Bank’s Pro Rata Share and, in connection therewith, the Agent shall, and is hereby authorized to, make such reallocations, sales, assignments or other relevant actions in respect of each Bank’s Loans under the Existing Credit Agreement as are necessary in order that each such Bank’s outstanding Loans hereunder reflect such Bank’s Pro Rata Share of the Aggregate Commitment on the Closing Date.  The Company hereby (i) agrees that this Agreement and the transactions contemplated hereby and thereby shall not limit or diminish its obligations arising under or pursuant to the Credit Documents to which it is a party, (ii) reaffirms all of its obligations under the Credit Documents to which it is a party and (iii) acknowledges and agrees that each Credit Document executed by it remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

1.5                            Interest Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Base Eurodollar Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor.

ARTICLE II
THE ADVANCES

2.1                            Commitment.  From and including the Closing Date and prior to the Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, (a) to make loans in U.S. dollars to the Company from time to time (the “Loans”), and (b) to participate in Facility LCs issued upon the request of the Company from time to time; provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Bank’s Outstanding Credit Exposure shall not exceed its Commitment.  In no event may the Aggregate Outstanding Credit Exposure exceed the Available Commitment.  Subject to the terms and conditions of this Agreement, the Company may borrow, repay and reborrow at any time prior to the Termination Date.  The Commitments shall expire on the Termination Date.

2.2                            Repayment.  The Aggregate Outstanding Credit Exposure and all other unpaid obligations of the Company hereunder shall be paid in full on the Termination Date.

2.3                            Ratable Loans.  Each Advance shall consist of Loans made by the several Banks ratably according to their Pro Rata Shares.

2.4                            Types of Advances.  The Advances may be Floating Rate Advances or Eurodollar Advances (each a “Type” of Advance), or a combination thereof, as selected by the Company in accordance with Sections 2.8 and 2.9.

2.5                            Fees and Changes in Commitments.

(a)                               The Company agrees to pay to the Agent for the account of each Bank according to its Pro Rata Share a commitment fee (the “Commitment Fee”) at the Commitment Fee Rate on the daily Unused Commitment from the Closing Date to but not including the date on which this

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

Agreement is terminated in full and all of the Obligations hereunder have been paid in full.  The Commitment Fee shall be payable quarterly in arrears on each Payment Date (for the quarter then most recently ended), on the date of any reduction of the Aggregate Commitment pursuant to clause (b) below and on the Termination Date (for the period then ended for which such fee has not previously been paid) and shall be calculated for actual days elapsed on the basis of a 360 day year.  Further, the Company shall pay to the Agent for the account of Agent solely such fees as are set forth in the Fee Letter on the terms set forth therein.

(b)                              The Company may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Banks in the minimum amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof), upon at least five (5) Business Days’ prior written notice to the Agent, which notice shall specify the amount of any such reduction; provided that the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure.  All accrued Commitment Fees shall be payable on the effective date of any termination of the obligation of the Banks to make Credit Extensions hereunder.

2.6                            Minimum Amount of Advances.  Each Advance shall be in the minimum amount of $10,000,000 (and in integral multiples of $1,000,000 if in excess thereof); provided that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment (rounded down, if necessary, to an integral multiple of $1,000,000).

2.7                            Principal Payments.  The Company may from time to time prepay, without penalty or premium, all outstanding Floating Rate Advances or, in a minimum aggregate amount of $10,000,000 or a higher integral multiple of $1,000,000, any portion of the outstanding Floating Rate Advances upon one (1) Business Day’s prior written notice to the Agent.  The Company may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 4.4 but without penalty or premium, all outstanding Eurodollar Advances or, in a minimum aggregate amount of $10,000,000 or a higher integral multiple of $1,000,000, any portion of any outstanding Eurodollar Advance upon three (3) Business Days’ prior written notice to the Agent; provided that if, after giving effect to any such prepayment, the principal amount of any Eurodollar Advance is less than $10,000,000, such Eurodollar Advance shall automatically convert into a Floating Rate Advance.  If at any time the Aggregate Outstanding Credit Exposure exceeds the Available Aggregate Commitment, the Company shall immediately repay Advances or cash collateralize LC Obligations in the Facility LC Collateral Account in accordance with the procedures set forth in Section 9.2, as applicable, in an aggregate principal amount sufficient to cause the Aggregate Outstanding Credit Exposure to be less than or equal to the Available Aggregate Commitment.

2.8                            Method of Selecting Types and Interest Periods for New Advances.  The Company shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time.  The Company shall give the Agent irrevocable notice (a “Borrowing Notice”) not later than 1:00 p.m. (New York City time) on the Borrowing Date of each Floating Rate Advance and not later than 12:00 noon (New York City time) three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

(i)                                  the Borrowing Date, which shall be a Business Day;

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

(ii)                              the aggregate amount of such Advance;

(iii)                          the Type of Advance selected; and

(iv)                          in the case of each Eurodollar Advance, the initial Interest Period applicable thereto.

Promptly after receipt thereof, the Agent will notify each Bank of the contents of each Borrowing Notice.  Not later than 3:00 p.m. (New York City time) on each Borrowing Date, each Bank shall make available its Loan in funds immediately available in Chicago, Illinois to the Agent at its address specified pursuant to Section 14.1.  To the extent funds are received from the Banks, the Agent will make such funds available to the Company at the Agent’s aforesaid address.  No Bank’s obligation to make any Loan shall be affected by any other Bank’s failure to make any Loan.

2.9                            Conversion and Continuation of Outstanding Advances.  Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.2 or 2.7.  Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.2 or 2.7 or (y) the Company shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period.  Subject to the terms of Section 2.6, the Company may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance.  The Company shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 12:00 noon (New York City time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

(i)                                  the requested date, which shall be a Business Day, of such conversion or continuation;

(ii)                              the aggregate amount and Type of the Advance which is to be converted or continued; and

(iii)                          the amount of the Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto;

provided that no Advance may be continued as, or converted into, a Eurodollar Advance if (x) such continuation or conversion would violate any provision of this Agreement or (y) a Default or Event of Default exists.

2.10                    Interest Rates, Interest Payment Dates.  (a) Subject to Section 2.11, each Advance shall bear interest as follows:

(i)                                  at any time such Advance is a Floating Rate Advance, at a rate per annum

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The Bank of Nova Scotia/Consumers Energy

equal to the Floating Rate from time to time in effect; and

(ii)                              at any time such Advance is a Eurodollar Advance, at a rate per annum equal to the Eurodollar Rate for each applicable Interest Period.

Changes in the rate of interest on that portion or any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Floating Rate.

(b)                              Interest accrued on each Floating Rate Advance shall be payable on each Payment Date and on the Termination Date.  Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which such Eurodollar Advance is prepaid and on the Termination Date.  Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.  Interest on Eurodollar Advances, interest on Floating Rate Advances based on the Federal Funds Effective Rate and the LC Fee shall be calculated for actual days elapsed on the basis of a 360-day year.  Interest on Floating Rate Advances based on the Prime Rate shall be calculated for actual days elapsed on the basis of a 365- or 366-day year, as appropriate.  Interest on each Advance shall accrue from and including the date such Advance is made to but excluding the date payment thereof is received in accordance with Section 2.12.  If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day (unless, in the case of a Eurodollar Advance, such next succeeding Business Day falls in a new calendar month, in which case such payment shall be due on the immediately preceding Business Day) and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.11                    Rate after Maturity.  Any Advance not paid by the Company at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the higher of (i) the rate otherwise applicable thereto plus 2.00% or (ii) the Floating Rate plus 2.00%.

2.12                    Method of Payment; Sharing Set-Offs.  (a) All payments of principal, interest and fees hereunder shall be made in immediately available funds to the Agent at its address specified on its signature page to this Agreement (or at any other Lending Installation of the Agent specified in writing by the Agent to the Company), without setoff or counterclaim, not later than 12:00 noon (New York City time) on the date when due and shall (except in the case of Reimbursement Obligations for which the applicable LC Issuer has not been fully indemnified by the Banks, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Banks.  Funds received after such time shall be deemed received on the following Business Day unless the Agent shall have received from, or on behalf of, the Company a Federal Reserve reference number with respect to such payment before 1:00 p.m. (New York City time) on the date of such payment.  Each payment delivered to the Agent for the account of any Bank shall be delivered promptly by the Agent in the same type of funds received by the Agent to such Bank at the address specified for such Bank in its Administrative Questionnaire or at any Lending Installation specified in a notice received by the Agent from such Bank.  The Agent is hereby authorized to charge the account of the Company maintained with The Bank of Nova Scotia, if any, for each payment of principal, interest, Reimbursement Obligations and fees as

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

such payment becomes due hereunder.  Each reference to the Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to each LC Issuer, in the case of payments required to be made by the Company to such LC Issuer pursuant to Section 3.6.

(b)                              If any Bank shall fail to make any payment required to be made by it pursuant to Section 2.8, Section 2.15, Section 3.5 or Section 13.8, then the Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Agent for the account of such Bank and for the benefit of the Agent or the applicable LC Issuer to satisfy such Bank’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Bank under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Agent in its discretion.

2.13                    Bonds; Record-keeping; Telephonic Notices.

(a)                               The obligation of the Company to repay the Obligations shall be evidenced by one or more Bonds.

(b)                              Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Bank resulting from each Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

(c)                               The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Agent hereunder from the Company and each Bank’s share thereof.

(d)                             The entries maintained in the accounts maintained pursuant to clauses (b) and (c) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded absent manifest error; provided that the failure of the Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Obligations in accordance with their terms.

(e)                               The Company hereby authorizes the Banks and the Agent to make Advances based on telephonic notices made by any person or persons the Agent or any Bank in good faith believes to be acting on behalf of the Company.  The Company agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by a Designated Officer.  If the written confirmation differs in any material respect from the action taken by the Agent and the Banks, the records of the Agent and the Banks shall govern absent manifest error.

2.14                    Lending Installations.  Subject to the provisions of Section 4.6, each Bank may book its Loans and its participation in any LC Obligations and each LC Issuer may book the Facility LCs issued by it at any Lending Installation selected by such Bank or such LC Issuer, as

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

the case may be, and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Loans shall be deemed held by the applicable Bank for the benefit of such Lending Installation.  Each Bank may, by written or facsimile notice to the Company, designate a Lending Installation through which Loans will be made by it or Facility LCs will be issued by it and for whose account payments on the Loans or payments with respect to Facility LCs are to be made.

2.15                    Non-Receipt of Funds by the Agent.  Unless a Bank or the Company, as the case may be, notifies the Agent prior to the time on the date on which it is scheduled to make payment to the Agent of (i) in the case of a Bank, the proceeds of a Loan or (ii) in the case of the Company, a payment of principal, interest or fees to the Agent for the account of the Banks, that it does not intend to make such payment, the Agent may assume that such payment has been made.  The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Bank or the Company, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Bank, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan.

2.16                    Expansion Option.  The Company may from time to time elect to increase the Commitments in minimum increments of $50,000,000 so long as, after giving effect thereto, the aggregate amount of such increases does not exceed $250,000,000.  The Company may arrange for any such increase to be provided by one or more Banks (each Bank so agreeing to an increase in its Commitment, an “Increasing Bank”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Bank”; provided that no Ineligible Institution may be an Augmenting Bank), to increase their existing Commitments, or provide new Commitments, as the case may be; provided that (i) each Increasing Bank and each Augmenting Bank shall be subject to the approval of the Company, the Agent and each LC Issuer and (ii) (x) in the case of an Increasing Bank, the Company and such Increasing Bank execute an agreement substantially in the form of Exhibit F hereto, and (y) in the case of an Augmenting Bank, the Company and such Augmenting Bank execute an agreement substantially in the form of Exhibit G hereto.  No consent of any Bank (other than the Banks participating in the increase and the Agent and each LC Issuer) shall be required for any increase in Commitments pursuant to this Section 2.16.  Increases and new Commitments created pursuant to this Section 2.16 shall become effective on the date agreed by the Company, the Agent and the relevant Increasing Banks or Augmenting Banks, and the Agent shall notify each Bank thereof.  Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Bank) shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase, (A) the conditions set forth in clauses (i) and (ii) of Section 11.2 shall be satisfied or waived by the Majority Banks and the Agent shall have received a certificate to that effect dated such date and executed by a Designated Officer of the Company and (B) the Company shall be in compliance (on a pro forma basis) with the covenant contained in Article VIII, (ii) the Agent shall have received (x) documents consistent with those delivered on the Closing Date as to the organizational power and authority of the Company to

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

borrow hereunder after giving effect to such increase and (y) in the case of any Augmenting Bank that is organized under the laws of a jurisdiction outside the United States of America, its name, address, tax identification number and/or such other information as shall be necessary for the Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA Patriot Act, and (iii) the Company shall have issued a new interest-bearing First Mortgage Bond in favor of the Agent pursuant to a Supplemental Indenture (x) in the amount of the Aggregate Commitment (giving effect to such increase) or (y) in the amount of such increase, such that the aggregate principal amount of the Bonds will, when taken together, equal the Aggregate Commitment (giving effect to such increase).  On the effective date of any increase in the Commitments, (i) each relevant Increasing Bank and Augmenting Bank shall make available to the Agent such amounts in immediately available funds as the Agent shall determine, for the benefit of the other Banks, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Banks, each Bank’s portion of the outstanding Loans of all the Banks to equal its Pro Rata Share of such outstanding Loans, and (ii) the Company shall be deemed to have repaid and reborrowed all outstanding Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Company, in accordance with the requirements of Section 2.8).  The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Advance, shall be subject to indemnification by the Company pursuant to the provisions of Section 4.4 if the deemed payment occurs other than on the last day of the related Interest Periods.  Nothing contained in this Section 2.16 shall constitute, or otherwise be deemed to be, a commitment on the part of any Bank to increase its Commitment hereunder at any time.

2.17                    Extension of Termination Date.

(a)                               The Company may at any time, and from time to time prior to the date that is 90 days prior to the then Existing Termination Date (as defined below), by notice to the Agent (who shall promptly notify the Banks), request that each Bank extend (each such date on which an extension occurs, an “Extension Date”) such Bank’s then effective Termination Date (the “Existing Termination Date”) to the date that is one year after such Bank’s Existing Termination Date; provided that (i) such notice shall be made on a Business Day, (ii) no Extension Date shall occur if, after giving effect to such Extension Date, the Termination Date shall be more than two (2) years after such Extension Date and (iii) if any requested Extension Date is not a Business Day, such Extension Date shall be the immediately succeeding Business Day.

(b)                              Each Bank, acting in its sole and individual discretion, shall, by notice to the Agent given not later than the date that is ten (10) Business Days after the date on which the Agent received the Company’s extension request (the “Bank Notice Date”), advise the Agent whether or not such Bank agrees to such extension (each Bank that determines to so extend its Termination Date, an “Extending Bank”).  Each Bank that determines not to so extend its Termination Date (a “Non-Extending Bank”) shall notify the Agent of such fact promptly after such determination (but in any event no later than the Bank Notice Date), and any Bank that does not so advise the Agent on or before the Bank Notice Date shall be deemed to be a Non-Extending Bank.  The election of any Bank to agree to such extension shall not obligate any

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

other Bank to so agree, and it is understood and agreed that no Bank shall have any obligation whatsoever to agree to any request made by the Company for extension of the Termination Date.

(c)                               The Agent shall promptly notify the Company of each Bank’s determination under this Section.

(d)                             The Company shall have the right, but shall not be obligated, on or before the applicable Termination Date for any Non-Extending Bank to replace such Non-Extending Bank with, and add as “Banks” under this Agreement in place thereof, one or more financial institutions that are not Ineligible Institutions (each, an “Additional Commitment Bank”) approved by the Agent and the LC Issuers in accordance with the procedures provided in Section 4.2, each of which Additional Commitment Banks shall have entered into an Assignment Agreement (in accordance with and subject to the restrictions contained in Section 12.1, with the Company obligated to pay any applicable processing or recordation fee; provided, that the Agent may, in its sole discretion, elect to waive the $3,500 processing and recordation fee in connection therewith) with such Non-Extending Bank, pursuant to which such Additional Commitment Banks shall, effective on or before the applicable Termination Date for such Non-Extending Bank, assume a Commitment (and, if any such Additional Commitment Bank is already a Bank, its Commitment shall be in addition to such Bank’s Commitment hereunder on such date).  Prior to any Non-Extending Bank being replaced by one or more Additional Commitment Banks pursuant hereto, such Non-Extending Bank may elect, in its sole discretion, by giving irrevocable notice thereof to the Agent and the Company (which notice shall set forth such Bank’s new Termination Date), to become an Extending Bank, which election shall be with the Company’s consent on or before the applicable Extension Date, and in the event the Company does not so consent, such Non-Extending Bank shall remain a Non-Extending Bank.  The Agent may effect such amendments to this Agreement as are reasonably necessary to provide solely for any such extensions with the consent of the Company but without the consent of any other Banks.

(e)                               If (and only if) the total of the Commitments of the Banks that have agreed to extend their Termination Date and the new or increased Commitments of any Additional Commitment Banks is more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Termination Date of each Extending Bank and of each Additional Commitment Bank shall be extended to the date that is one year after the then Existing Termination Date (except that, if such date is not a Business Day, such Termination Date as so extended shall be the immediately preceding Business Day) and each Additional Commitment Bank shall thereupon become a “Bank” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Bank hereunder and shall have the obligations of a Bank hereunder. For purposes of clarity, it is acknowledged and agreed that the Termination Date on any date of determination shall not be a date more than two (2) years after such date of determination, whether such determination is made before or after giving effect to any extension request made hereunder.

(f)                                Notwithstanding the foregoing any extension of any Termination Date pursuant to this Section 2.17 shall not be effective with respect to any Extending Bank unless:

(i)                                  no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

(ii)        the representations and warranties of the Company set forth in this Agreement are true and correct on and as of the applicable Extension Date and after giving effect thereto, as though made on and as of such date (or to the extent that such representations and warranties specifically refer to an earlier date, as of such earlier date); and

(iii)       the Agent shall have received a certificate dated as of the applicable Extension Date from the Company signed by an authorized officer of the Company (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions adopted by the Company approving or consenting to such extension.

(g)        It is understood and agreed that the Existing Termination Date of each Non-Extending Bank shall remain unchanged and the repayment of all obligations owed to them pursuant to this Agreement and any related Credit Documents and the termination of their Commitments shall occur on the then Existing Termination Date without giving effect to such extension request.

(h)        On the Termination Date of each Non-Extending Bank, (i) the Commitment of each Non-Extending Bank shall automatically terminate and (ii) the Company shall repay such Non-Extending Bank in accordance with Section 2.2 (and shall pay to such Non-Extending Bank all of the other Obligations owing to it under this Agreement) and after giving effect thereto shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 4.4) to the extent necessary to keep outstanding Loans ratable with any revised Pro Rata Shares of the respective Banks effective as of such date, and the Agent shall administer any necessary reallocation of the Outstanding Credit Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).

(i)         This Section shall supersede any provisions in Section 10.1 or Section 12.11 to the contrary.

ARTICLE III
LETTER OF CREDIT FACILITY

3.1       Issuance.  Each LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit and, to the extent agreed to by any applicable LC Issuer, direct-pay letters of credit, denominated in U.S. dollars (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the Closing Date and prior to the Termination Date upon the request of the Company; provided, however, that in no event shall (i) immediately after each such Facility LC is issued or Modified, the Aggregate Outstanding Credit Exposure exceed the Available Commitment, (ii) immediately after each such Facility LC is issued or Modified, the amount of the LC Obligations exceed the Facility LC Sublimit, (iii) immediately after each such Facility LC is issued or Modified, the LC Obligations in respect of all Facility LCs issued by any LC Issuer exceed such LC Issuer’s Facility LC Commitment, as such amount may be increased or decreased from time to time if agreed to by

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

such LC Issuer and the Company with notice thereof to the Agent (subject at all times to the Facility LC Sublimit) and (iv) a Facility LC (x) be issued later than 30 days prior to the scheduled Termination Date, (y) have an expiry date later than the earlier of (1) the date one year after the date of the issuance of such Facility LC (or, in the case of any renewal or extension thereof, one year after such renewal or extension and provided that such Facility LC may contain customary “evergreen” provisions pursuant to which the expiry date is automatically extended by a specific time period unless such LC Issuer gives notice to the beneficiary of such Facility LC at least a specified time period prior to the expiry date then in effect) and (2) the fifth Business Day prior to the scheduled Termination Date or (z) provide for time drafts.  The Company may from time to time request to increase the Facility LC Sublimit so long as, after giving effect thereto, the aggregate amount of such increases does not exceed $50,000,000, which increase, in the sole discretion of the applicable LC Issuer, may be provided by one or more LC Issuers (each LC Issuer so agreeing to an increase in its Facility LC Commitment, an “Increasing LC Issuer”), or by one or more other Banks that wish to become an LC Issuer (each such Bank, an “Additional LC Issuer”); provided that each Increasing LC Issuer and each Additional LC Issuer shall be subject to the approval of the Company and the Agent.  Nothing contained in this Section 3.1 shall constitute or otherwise be deemed to be a commitment on the part of any LC Issuer to increase its Facility LC Commitment.  Notwithstanding the foregoing, the letters of credit identified on Schedule 3.1 (the “Existing LCs”) shall be deemed to be “Facility LCs” issued on the Closing Date for all purposes of the Credit Documents.

3.2       Participations.  Upon the issuance or Modification by an LC Issuer of a Facility LC in accordance with this Article III, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

3.3       Notice; Amount of Facility LC.  Subject to Section 3.1, the Company shall give the Agent and the applicable LC Issuer notice prior to 12:00 noon (New York City time) at least three (3) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby and including agreed-upon draft language for such Facility LC reasonably acceptable to the applicable LC Issuer.  Upon receipt of such notice, the Agent shall promptly notify each Bank, of the contents thereof and of the amount of such Bank’s participation in such proposed Facility LC.  The issuance or Modification by an LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article XI (the satisfaction of which such LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to such LC Issuer and that the Company shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested (each, a “Facility LC Application”).  In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.  Unless otherwise specified herein, the amount of a Facility LC at any time shall be deemed to be the stated amount of such Facility LC in effect at such time; provided, however, that with respect to any Facility LC that, by its terms or the terms of any Facility LC Application related thereto,

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

provides for one or more automatic increases in the stated amount thereof, the amount of such Facility LC shall be deemed to be the maximum stated amount of such Facility LC after giving effect to all such increases, whether or not such maximum stated amount is in effect at such times.

3.4       LC Fees.  The Company shall pay to the Agent, for the account of the Banks ratably in accordance with their respective Pro Rata Shares, a letter of credit fee (the “LC Fee”) at a per annum rate equal to the Applicable Margin for Eurodollar Rate Loans in effect from time to time on the daily undrawn stated amount of each Facility LC, such fee to be payable in arrears on each Payment Date (for the quarter then most recently ended) and the Termination Date (for the period then ended for which such fee has not previously been paid) (and, if applicable, thereafter on demand).  The Company shall also pay to each LC Issuer for its own account (a) a fronting fee for each Facility LC at the time and in the amount separately agreed by the Company and such LC Issuer, and (b) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with such LC Issuer’s standard schedule for such charges as in effect from time to time.

3.5       Administration; Reimbursement by Banks.  Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Agent and the Agent shall promptly notify the Company and each other Bank as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”).  The responsibility of an LC Issuer to the Company and each Bank shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC issued by such LC Issuer in connection with such presentment shall be in conformity in all material respects with such Facility LC.  Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by such LC Issuer, each Bank shall be unconditionally and irrevocably liable without regard to the occurrence of any Default, Event of Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Bank’s Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC issued by it to the extent such amount is not reimbursed by the Company pursuant to Section 3.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Bank, for each day from the date of such LC Issuer’s demand for such reimbursement (or, if such demand is made after 12:00 noon (New York City time) on such date, from the next succeeding Business Day) to the date on which such Bank pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

3.6       Reimbursement by Company.  The Company shall be irrevocably and unconditionally obligated to reimburse the applicable LC Issuer on the applicable LC Payment Date for any amounts to be paid by such LC Issuer upon any drawing under any Facility LC issued by it, without presentment, demand, protest or other formalities of any kind; provided that neither the Company nor any Bank shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Company or such Bank to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

terms of such Facility LC or (ii) such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.  All such amounts paid by the applicable LC Issuer and remaining unpaid by the Company shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 1.00% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date.  The applicable LC Issuer will pay to each Bank ratably in accordance with its Pro Rata Share all amounts received by such LC Issuer from the Company for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Bank has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 3.5.  Subject to the terms and conditions of this Agreement (including the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article XI), the Company may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

3.7       Obligations Absolute.  The Company’s obligations under this Article III shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against any LC Issuer, any Bank or any beneficiary of a Facility LC.  The Company further agrees with the LC Issuers and the Banks that the LC Issuers and the Banks shall not be responsible for, and the Company’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Company, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Company or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee.  Subject to the proviso contained in the first sentence of Section 3.6, no LC Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC.  The Company agrees that any action taken or omitted by any LC Issuer or any Bank under or in connection with a Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Company and shall not put any LC Issuer or any Bank under any liability to the Company.  Nothing in this Section 3.7 is intended to limit the right of the Company to make a claim against any LC Issuer for damages as contemplated by the proviso to the first sentence of Section 3.6.

3.8       Actions of LC Issuers.  Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex, teletype or electronic message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer.  Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Notwithstanding any other provision of this Article III, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and any future holders of a participation in any Facility LC.

3.9       Indemnification.  The Company hereby agrees to indemnify and hold harmless each Bank, each LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, reasonable costs or expenses which such Bank, such LC Issuer or the Agent may incur (or which may be claimed against such Bank, such LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including any claims, damages, losses, liabilities, costs or expenses which any LC Issuer may incur by reason of or in connection with (i) the failure of any other Bank to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights the Company may have against any Defaulting Bank) or (ii) by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Company shall not be required to indemnify any Bank, any LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of any LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC, as determined in a final, non-appealable judgment of a court of competent jurisdiction or (y) any LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.  Nothing in this Section 3.9 is intended to limit the obligations of the Company under any other provision of this Agreement.

3.10     Banks’ Indemnification.  Each Bank shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer (in such LC Issuer’s capacity as an LC Issuer), its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Company) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction or such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Article III or any action taken or omitted by such indemnitees hereunder (in such LC Issuer’s capacity as an LC Issuer).

3.11     Rights as a Bank.  In its capacity as a Bank, each LC Issuer shall have the same rights and obligations as any other Bank.

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

3.12     LC Issuer Agreements.  Unless otherwise requested by the Agent, each LC Issuer shall report in writing to the Agent (i) promptly following the end of each calendar month, the aggregate amount of Facility LCs issued by it and outstanding at the end of such month, (ii) on or prior to each Business Day on which such LC Issuer expects to issue, amend, renew or extend any Facility LC, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Facility LC to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such LC Issuer shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Facility LC to occur without first obtaining written confirmation from the Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such LC Issuer makes any payment under any Facility LC, the date of such payment under such Facility LC and the amount of such payment, (iv) on any Business Day on which the Company fails to reimburse any payment under any Facility LC required to be reimbursed to such LC Issuer on such day, the date of such failure and the amount of such payment and (v) on any other Business Day, such other information as the Agent shall reasonably request.

ARTICLE IV
CHANGE IN CIRCUMSTANCES

4.1       Yield Protection.

(a)        If any Change in Law,

(i)         subjects the Agent, any Bank, any LC Issuer or any applicable Lending Installation to any tax, duty, charge, withholding levy, imposts, deduction, assessment or fee on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Taxes, (B) Excluded Taxes, and (C) Other Taxes), or

(ii)        imposes or increases or deems applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by any Bank, any LC Issuer or any applicable Lending Installation (including any reserve costs under Regulation D with respect to Eurocurrency liabilities (as defined in Regulation D)), or

(iii)       imposes any other condition the result of which is to increase the cost to any Bank, any LC Issuer or any applicable Lending Installation of making, continuing, converting into, funding or maintaining Credit Extensions (including any participations in Facility LCs), or reduces any amount receivable by any Bank, any LC Issuer or any applicable Lending Installation in connection with Credit Extensions (including any participations in Facility LCs) or requires any Bank, any LC Issuer or any applicable Lending Installation to make any payment calculated by reference to its Outstanding Credit Exposure or interest received by it, by an amount deemed material by such Bank or such LC Issuer, or

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

(iv)       affects the amount of capital or liquidity required or expected to be maintained by any Bank, any LC Issuer or any applicable Lending Installation or any corporation controlling any Bank or any LC Issuer and such Bank or such LC Issuer, as applicable, determines the amount of capital or liquidity required is increased by or based upon the existence of this Agreement or its obligation to make Credit Extensions (including any participations in Facility LCs) hereunder or of commitments of this type, then, upon presentation by the Agent, such Bank or such LC Issuer to the Company of a certificate (as referred to in the immediately succeeding sentence of this Section 4.1) setting forth the basis for such determination and the additional amounts reasonably determined by the Agent, such Bank or such LC Issuer for the period of up to ninety (90) days prior to the date on which such certificate is delivered to the Company and the Agent, to be sufficient to compensate the Agent, such Bank or such LC Issuer, as applicable, in light of such circumstances, the Company shall within thirty (30) days of such delivery of such certificate pay to the Agent for its own account or for the account of the Agent, such Bank or such LC Issuer, as applicable, the specified amounts set forth on such certificate.  The Agent, affected Bank or LC Issuer, as applicable, shall deliver to the Company and the Agent a certificate setting forth the basis of the claim and specifying in reasonable detail the calculation of such increased expense, which certificate shall be prima facie evidence as to such increase and such amounts.  The Agent, an affected Bank or LC Issuer, as applicable, may deliver more than one certificate to the Company during the term of this Agreement.  In making the determinations contemplated by the above-referenced certificate, the Agent, any Bank and any LC Issuer may make such reasonable estimates, assumptions, allocations and the like that the Agent, such Bank or such LC Issuer, as applicable, in good faith determines to be appropriate, and the Agent’s, such Bank’s or such LC Issuer’s selection thereof in accordance with this Section 4.1 shall be conclusive and binding on the Company, absent manifest error.

(b)        No Bank or LC Issuer shall be entitled to demand compensation or be compensated hereunder to the extent that such compensation relates to any period of time more than ninety (90) days prior to the date upon which such Bank or such LC Issuer, as applicable, first notified the Company of the occurrence of the event entitling such Bank or such LC Issuer, as applicable, to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the retroactive application of any event so notified to the Company).

4.2       Replacement of Banks.

(a)        If any Bank shall make a demand for payment under Section 4.1, then within thirty (30) days after such demand, the Company may, with the approval of the Agent and each LC Issuer which has issued a Facility LC which is then outstanding or in respect of which there is any unreimbursed Reimbursement Obligation (which approvals shall not be unreasonably withheld) and provided that no Default or Event of Default shall then have occurred and be continuing, demand, at the Company’s sole cost and expense, that such Bank assign to one or more financial institutions designated by the Company and approved by the Agent all (but not less than all) of such Bank’s Commitment and Outstanding Credit Exposure within the period ending on the later of such 30th day and the last day of the longest of the then current Interest Periods or maturity dates for such Outstanding Credit Exposure.  Any such assignment shall be consummated on terms satisfactory to the assigning Bank; provided that such Bank’s consent to

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

such assignment shall not be unreasonably withheld.

(b)        If the Company shall elect to replace a Bank pursuant to clause (a) above, the Company shall prepay the Outstanding Credit Exposure of such Bank, and the financial institution or institutions selected by the Company shall replace such Bank as a Bank hereunder pursuant to an instrument satisfactory to the Company, the Agent and the Bank being replaced by making Credit Extensions to the Company in the amount of the Outstanding Credit Exposure of such assigning Bank and assuming all the same rights and responsibilities hereunder as such assigning Bank and having the same Commitment as such assigning Bank.

(c)        If any Bank becomes a Defaulting Bank, then the Company may, at its sole expense and effort, upon notice to such Bank and the Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.1), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank, if such Bank accepts such assignment); provided that (i) to the extent required pursuant to Section 12.1(c), the Company shall have received the necessary consents from the Agent and the LC Issuer, if any, and (ii) such Bank shall have received payment of an amount equal to its Outstanding Credit Exposure, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such Outstanding Credit Exposure and accrued interest and fees) or the Company (in the case of all other amounts).  A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

4.3       Availability of Eurodollar Rate Loans.

(a)        If:

(i)         any Bank determines that maintenance of a Eurodollar Rate Loan at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or

(ii)        the Majority Banks determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Rate Loans are not available or (ii) the Base Eurodollar Rate does not accurately reflect the cost of making or maintaining a Eurodollar Rate Loan, or

(iii)       prior to the commencement of any Interest Period for a Eurodollar Advance the Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Base Eurodollar Rate or the Eurodollar Rate, as applicable, for such Interest Period, then the Agent shall give notice thereof to the Company and the Banks by telephone or telecopy as promptly as practicable thereafter and, until the Agent notifies the Company and the Banks that the circumstances giving rise to such notice no longer exist, (i) any Conversion/Continuation Notice that requests the conversion of any Advance to, or continuation of any Advance as, a Eurodollar Advance shall be ineffective and any such Eurodollar Advance shall be repaid on the

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

last day of the then current Interest Period applicable thereto and (ii) if any Borrowing Notice requests a Eurodollar Advance, such Advance shall be made as a Floating Rate Advance, and, in the case of clause (a), require any outstanding Eurodollar Rate Loans to be converted to Floating Rate Loans on such date as is required by the applicable law, rule, regulation or directive.

(b)        If at any time the Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(iii) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(iii) have not arisen but either (w) the supervisor for the administrator of the Base Eurodollar Rate or the Eurodollar Rate has made a public statement that the administrator of the Base Eurodollar Rate or the Eurodollar Rate is insolvent (and there is no successor administrator that will continue publication of the Base Eurodollar Rate or the Eurodollar Rate), (x) the administrator of the Base Eurodollar Rate or the Eurodollar Rate has made a public statement identifying a specific date after which the Base Eurodollar Rate or the Eurodollar Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Base Eurodollar Rate or the Eurodollar Rate), (y) the supervisor for the administrator of the Base Eurodollar Rate or the Eurodollar Rate has made a public statement identifying a specific date after which the Base Eurodollar Rate or the Eurodollar Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Base Eurodollar Rate or the Eurodollar Rate, as applicable or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which an applicable Base Eurodollar Rate or Eurodollar Rate, may no longer be used for determining interest rates for loans, then the Agent and the Company shall endeavor to establish an alternate rate of interest to the Base Eurodollar Rate or the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such agreed upon alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  Notwithstanding anything to the contrary in Section 10.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Banks, a written notice from the Majority Banks stating that such Majority Banks object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 4.3(b), only to the extent Base Eurodollar Rate or the Eurodollar Rate, as applicable, for such Interest Period is not available or published at such time on a current basis), (x) any Conversion/Continuation Notice that requests the conversion of an Advance to, or continuation of any Advance as, a Eurodollar Advance shall be ineffective and any such Eurodollar Advance shall be repaid or converted into a Floating Rate Advance on the last day of the then current Interest Period applicable thereto, and (y) if any Borrowing Notice requests a Eurodollar Advance, such Advance shall be made as a Floating Rate Advance.

4.4       Funding Indemnification.  If any payment of a Eurodollar Rate Loan occurs on a date which is not the last day of an applicable Interest Period, whether because of prepayment or

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

otherwise (including as a result of acceleration), or a Eurodollar Rate Loan is not made on the date specified by the Company for any reason other than default by the Banks or a Eurodollar Rate Loan is assigned on a date which is not the last day of an applicable Interest Period as a result of a request by the Company under Section 4.2, the Company will indemnify each Bank for any loss or cost (but not lost profits) incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Rate Loan.

4.5       Taxes.

(a)        All payments by the Company to or for the account of any Bank, any LC Issuer or the Agent hereunder or under any Bond or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes unless such deduction is required by law.  If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank, any LC Issuer or the Agent, (i) the sum payable shall be increased by the amount of such Taxes required to be withheld as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.5) such Bank, such LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) the Company shall furnish to the Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

(b)        In addition, the Company hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Bond or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Bond or Facility LC Application (“Other Taxes”).

(c)        The Company hereby agrees to indemnify the Agent, each LC Issuer and each Bank for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed on amounts payable under this Section 4.5) paid by the Agent, such LC Issuer or such Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payments due under this indemnification shall be made within thirty (30) days of the date the Agent, such LC Issuer or such Bank makes demand therefor pursuant to Section 4.6.

(d)       Each Bank that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Bank”) agrees that it will, not more than ten (10) Business Days after the Closing Date, or, if later, not more than ten (10) Business Days after becoming a Bank hereunder, (i) deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN, W-8BEN-E or W-8ECI, or any other form or documentation prescribed by applicable law, certifying in either case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Company and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax.  Each Non-U.S. Bank further undertakes to deliver to each of the Company and the Agent (x) renewals or additional

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Agent.  All forms or amendments described in the preceding sentence shall certify that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form or amendment with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(e)        For any period during which a Non-U.S. Bank has failed to provide the Company with an appropriate form pursuant to clause (d), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Bank shall not be entitled to indemnification under this Section 4.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Bank which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (d) above, the Company shall take such steps as such Non-U.S. Bank shall reasonably request to assist such Non-U.S. Bank to recover such Taxes.

(f)        Any Bank that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Bond pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Company (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(g)        If a payment made to a Bank under any Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Company and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Agent as may be necessary for the Company and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.  Notwithstanding anything to the contrary herein, the completion, execution and submission of such documentation shall not be required if in a Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

(h)          Each Bank and each LC Issuer shall severally indemnify the Agent for any taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any taxing authority (but, in the case of any Taxes and Other Taxes, only to the extent that the Company has not already indemnified the Agent for such Taxes and Other Taxes and without limiting the obligation of the Company to do so) attributable to such Bank or LC Issuer that are paid or payable by the Agent in connection with this Agreement, any Bond or any Facility LC and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant taxing authority.  The indemnity under this Section 4.5(h) shall be paid within ten (10) days after the Agent delivers to the applicable Bank or LC Issuer a certificate stating the amount so paid or payable by the Agent.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.  The obligations of the Banks and LC Issuers under this clause (h) shall survive the payment of the Obligations and termination of this Agreement.

(i)           For purposes of determining withholding taxes imposed under the FATCA, from and after the Closing Date, the Company and the Agent shall treat (and the Banks hereby authorize the Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

4.6         Bank Certificates, Survival of Indemnity.  To the extent reasonably possible, each Bank shall designate an alternate Lending Installation with respect to Eurodollar Rate Loans to reduce any liability of the Company to such Bank under Section 4.1 or to avoid the unavailability of Eurodollar Rate Loans under Section 4.3, so long as such designation is not disadvantageous to such Bank.  A certificate of such Bank as to the amount due under Section 4.1, 4.4 or 4.5 shall be final, conclusive and binding on the Company in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though each Bank funded each Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Base Eurodollar Rate applicable to such Loan whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in any certificate shall be payable on demand after receipt by the Company of such certificate.  The obligations of the Company under Sections 4.1, 4.4 and 4.5 shall survive payment of the Obligations and termination of this Agreement; provided that no Bank shall be entitled to compensation to the extent that such compensation relates to any period of time more than ninety (90) days after the termination of this Agreement.

4.7         Defaulting Banks.

Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:

(a)          Commitment Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Bank pursuant to Section 2.5(a);

(b)          Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

to Section 9.2 or otherwise) or received by the Agent from a Defaulting Bank pursuant to Section 12.10 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Bank to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Bank to the applicable LC Issuer hereunder; third, to cash collateralize any portion of such Defaulting Bank’s Pro Rata Share of the LC Obligations in accordance with this Section; fourth, unless a Default or Event of Default exists, as the Company may request to fund any Loan in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Bank’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the future portion of such Defaulting Bank’s Pro Rata Share of LC Obligations with respect to future Facility LCs issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Banks or the LC Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Bank or any LC Issuer against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement or under any other Credit Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement or under any other Credit Document; and eighth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or disbursements of Facility LCs in respect of which such Defaulting Bank has not fully funded its appropriate share, and (y) such Loans were made or the related Facility LCs were issued at a time when the conditions set forth in Section 11.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and disbursements of Facility LCs owed to, all non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of, or disbursements of Facility LCs owed to, such Defaulting Bank until such time as all Loans and funded and unfunded participations in the Company’s obligations corresponding to such Defaulting Bank’s Pro Rata Share of LC Obligations are held by the Banks pro rata in accordance with the Commitments without giving effect to clause (d) below.  Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Bank, and each Bank irrevocably consents hereto;

(c)          the Commitment and Outstanding Credit Exposure of such Defaulting Bank shall not be included in determining whether the Majority Banks have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.1); provided, that, except as otherwise provided in Section 10.1, this clause (c) shall not apply to the vote of a Defaulting Bank in the case of an amendment, waiver or other modification requiring the consent of such Bank or each Bank directly affected thereby;

(d)          if any LC Obligations exist at the time a Bank becomes a Defaulting Bank then:

(i)           so long as no Default or Event of Default shall be continuing immediately before or after giving effect to such reallocation, all or any part of such LC Obligation shall be reallocated among the non-Defaulting Banks in accordance with their respective

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

Pro Rata Share but only to the extent that (x) the sum of all non-Defaulting Banks’ Outstanding Credit Exposure does not exceed the total of all non-Defaulting Banks’ Commitments, (y) no Bank’s Outstanding Credit Exposure shall exceed its Commitment and (z) the conditions set forth in Section 11.2 are satisfied at such time;

(ii)          if the reallocation described in subclause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Agent, cash collateralize for the benefit of the relevant LC Issuer such Defaulting Bank’s Pro Rata Share of the LC Obligations (after giving effect to any partial reallocation pursuant to subclause (i) above) in accordance with the procedures set forth in Section 9.2 for so long as such LC Obligation is outstanding;

(iii)         if the Company cash collateralizes any portion of such Defaulting Bank’s Pro Rata Share of the LC Obligations pursuant this clause (d), the Company shall not be required to pay any fees to such Defaulting Bank pursuant to Section 3.4 with respect to such Defaulting Bank’s Pro Rata Share of the LC Obligations during the period such Defaulting Bank’s Pro Rata Share of the LC Obligations is cash collateralized;

(iv)         if the non-Defaulting Banks’ Pro Rata Share of the LC Obligations is reallocated pursuant to this clause (d), then the fees payable to the Banks pursuant to Section 2.5(a) and Section 3.4 shall be adjusted in accordance with such non-Defaulting Banks’ Pro Rata Shares; or

(v)          if any Defaulting Bank’s Pro Rata Share of the LC Obligations is neither reallocated nor cash collateralized pursuant to this clause (d), then, without prejudice to any rights or remedies of any LC Issuer or any Bank hereunder, all fees that otherwise would have been payable to such Defaulting Bank (solely with respect to the portion of such Defaulting Bank’s Commitment that was utilized by such LC Obligations) and LC Fees payable under Section 3.4 with respect to such Defaulting Bank’s Pro Rata Share of the LC Obligations shall be payable to the applicable LC Issuer until such Defaulting Bank’s Pro Rata Share of the LC Obligation is cash collateralized and/or reallocated; and

(e)          so long as any Bank is a Defaulting Bank, no LC Issuer shall be required to issue or Modify any Facility LC, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Banks and/or cash collateral will be provided by the Company in accordance with clause (d) above, and participating interests in any such newly issued or Modified Facility LC shall be allocated among non-Defaulting Banks in a manner consistent with clause (d)(i) above (and Defaulting Banks shall not participate therein).

(f)           If (i) a Bankruptcy Event or Bail-In Action with respect to a Parent of any Bank shall occur following the date hereof and for so long as such event shall continue or (ii) any LC Issuer has a good faith belief that any Bank has defaulted in fulfilling its obligations under one or more other agreements in which such Bank commits to extend credit, such LC Issuer shall not be required to issue, amend or increase any Facility LC, unless such LC Issuer, as the case may be, shall have entered into arrangements with the Company or such Bank, satisfactory to such LC Issuer, as the case may be, to defease any risk to it in respect of such Bank hereunder.

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

(g)          In the event that the Agent, the Company, and each LC Issuer each agrees that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then the Banks’ Pro Rata Shares of the LC Obligations shall be readjusted to reflect the inclusion of such Bank’s Commitment and on such date such Bank shall purchase at par such of the Loans of the other Banks as the Agent shall determine may be necessary in order for such Bank to hold such Loans in accordance with its Pro Rata Share of the Aggregate Commitment; provided, that if the Company cash collateralized any portion of such Defaulting Bank’s Pro Rata Share of the LC Obligations pursuant to Section 4.7(d), such cash shall be returned to the Company.

(h)          Subject to Section 12.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Bank arising from such party having become a Defaulting Bank, including any claim of a non-Defaulting Bank as a result of such non-Defaulting Bank’s increased exposure following such reallocation.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants that:

5.1         Incorporation and Good Standing.  Each of the Company and its Material Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization.

5.2         Corporate Power and Authority: No Conflicts.  The execution, delivery and performance by the Company of the Credit Documents are within the Company’s corporate powers, have been duly authorized by all necessary corporate action and do not (i) violate the Company’s articles of incorporation, bylaws or any applicable law, or (ii) breach or result in an event of default under any indenture or material agreement, and do not result in or require the creation of any Lien upon or with respect to any of its properties (except the Lien of the Indenture securing the Bonds and any Lien in favor of the Agent on the Facility LC Collateral Account or any funds therein).

5.3         Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of any Credit Document, except for the authorization to issue, sell or guarantee secured and/or unsecured long-term debt granted by the Federal Energy Regulatory Commission, which authorization has been obtained and is in full force and effect.

5.4         Legally Enforceable Agreements.  Each Credit Document constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

5.5         Financial Statements.

(a)          The audited balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 2017, and the related statements of income and cash flows of the Company and its Consolidated Subsidiaries for the fiscal year then ended, as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (copies of which have been furnished to each Bank), fairly present the financial condition of the Company and its Consolidated Subsidiaries as at such date and the results of operations of the Company and its Consolidated Subsidiaries for the fiscal year ended on such date, all in accordance with GAAP.

(b)          The unaudited balance sheet of the Company and its Consolidated Subsidiaries as at September 30, 2018, and the related statements of income and cash flows of the Company and its Consolidated Subsidiaries for the three-month period then ended, as set forth in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 (copies of which have been furnished to each Bank), fairly present (subject to year-end audit adjustments) the financial condition of the Company and its Consolidated Subsidiaries as at such date and the results of operations of the Company and its Consolidated Subsidiaries for the three-month period ended on such date, all in accordance with GAAP.

(c)          Since December 31, 2017, there has been no Material Adverse Change.

5.6         Litigation.  Except (i) to the extent described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, in each case as filed with the SEC, and (ii) such other similar actions, suits and proceedings predicated on the occurrence of the same events giving rise to any actions, suits and proceedings described in the reports referred to in the foregoing clause (i) (all matters described in clauses (i) and (ii) above, the “Disclosed Matters”), there is no pending or threatened action, suit, investigation or proceeding against the Company or any of its Consolidated Subsidiaries before any court, governmental agency or arbitrator, which, if adversely determined, might reasonably be expected to result in a Material Adverse Change.  As of the Closing Date, (a) there is no litigation challenging the validity or the enforceability of any of the Credit Documents and (b) there have been no adverse developments with respect to the Disclosed Matters that have resulted, or could reasonably be expected to result, in a Material Adverse Change.

5.7         Margin Stock.  The Company is not engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U), and no proceeds of any Credit Extension will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

5.8         ERISA.  No Plan Termination Event has occurred or is reasonably expected to occur with respect to any Plan.  Neither the Company nor any ERISA Affiliate is an employer under or has any liability with respect to a Multiemployer Plan. None of the Company and its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the transactions contemplated hereby, including the making of any Loan and the issuance of any Facility LCs hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

5.9         Insurance.  All insurance required by Section 6.2 is in full force and effect.

5.10       Taxes.  The Company and its Subsidiaries have filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent the Company or any of its Subsidiaries is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with GAAP.

5.11       Investment Company Act.  The Company is not an investment company (within the meaning of the Investment Company Act of 1940, as amended).

5.12       Bonds.  The issuance to the Agent of Bonds pursuant to the terms of this Agreement as evidence of the Obligations (i) does not violate any provision of the Indenture or any other agreement or instrument, or any law or regulation, or judicial or regulatory order, judgment or decree, to which the Company or any of its Subsidiaries is a party or by which any of the foregoing is bound and (ii) does provide the Banks, as beneficial holders of the Bonds through the Agent, the benefit of the Lien of the Indenture equally and ratably with the holders of other First Mortgage Bonds.

5.13       Disclosure.

(a)          The Company has not withheld any fact from the Agent or the Banks in regard to the occurrence of a Material Adverse Change; and (x) all financial information delivered by the Company to the Agent and the Banks on and after the date of this Agreement is true and correct in all material respects as at the dates and for the periods indicated therein and (y) the Baseline Sustainability Amount and Baseline Sustainability Percentage disclosed by the Company to the Agent and the Banks is true and correct as of the dates and for the periods indicated.

(b)          As of the Closing Date, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date, if required, to any Bank in connection with this Agreement is true and correct in all respects.

5.14       Anti-Corruption Laws and Sanctions.  The Company has implemented and maintains in effect policies, procedures and/or practices designed to ensure, in its reasonable judgment, compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.   No Credit Extension, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

5.15       Delivery of Documents.  Prior to the Closing Date, the Company delivered, or caused to be delivered, true, accurate and complete copies of the Bonds, the Supplemental

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

Indenture and the Bond Delivery Agreement, each as in effect as of the Closing Date.  On or prior to any Increase Date, the Company delivered, or caused to be delivered, true, accurate and complete copies of the Bonds, the Supplemental Indenture and the Bond Delivery Agreement, each as in effect as of such Increase Date.

5.16       EEA Financial Institution. The Company is not an EEA Financial Institution.

5.17       Sustainability Percentage. The Company has provided all information reasonably requested by the Agent to support the Company’s calculation of the Sustainability Amount, the Sustainability Percentage and Applicable Sustainability Adjustment.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Obligations shall remain unpaid, any Facility LC shall remain outstanding or any Bank shall have any Commitment under this Agreement:

6.1         Payment of Taxes, Etc.  The Company shall, and shall cause each of its Subsidiaries to, pay and discharge, before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (b) all lawful claims which, if unpaid, might by law become a Lien upon its property; provided that the Company shall not be required to pay or discharge any such tax, assessment, charge or claim (i) which is being contested by it in good faith and by proper procedures or (ii) the non-payment of which will not result in a Material Adverse Change.

6.2         Maintenance of Insurance.  The Company shall, and shall cause each of its Material Subsidiaries to, maintain insurance in such amounts and covering such risks with respect to its business and properties as is usually carried by companies engaged in similar businesses and owning similar properties, either with reputable insurance companies or, in whole or in part, by establishing reserves or one or more insurance funds, either alone or with other corporations or associations.

6.3         Preservation of Corporate Existence, Etc.  Except as provided in Section 7.3, the Company shall, and shall cause each of its Material Subsidiaries to, (a) preserve and maintain its corporate existence, rights and franchises, and (b) qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business and operations or the ownership of its properties; provided that the Company shall not be required to preserve any such right or franchise under clause (a) above or to remain so qualified under clause (b) above unless the failure to do so would reasonably be expected to result in a Material Adverse Change.

6.4         Compliance with Laws, Etc.  The Company shall, and shall cause each of its Consolidated Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the non-compliance of which would reasonably be expected to result in a Material Adverse Change.  The Company will maintain in effect and enforce policies, procedures and/or practices designed to ensure, in its reasonable judgment, compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

Sanctions.

6.5         Visitation Rights.  The Company shall, and shall cause each of its Material Subsidiaries to, at any reasonable time and from time to time, permit the Agent, any of the Banks or any agents or representatives thereof to examine and make copies of and abstracts from its records and books of account, visit its properties and discuss its affairs, finances and accounts with any of its officers.

6.6         Keeping of Books.  The Company shall, and shall cause each of its Consolidated Subsidiaries to, keep adequate records and books of account, in which full and correct entries shall be made of all of its financial transactions and its assets and business so as to permit the Company and its Consolidated Subsidiaries to present financial statements in accordance with GAAP.

6.7         Reporting Requirements.  The Company shall furnish to the Agent with sufficient copies for each of the Banks (and the Agent shall thereafter promptly make available to the Banks):

(a)          as soon as practicable and in any event within five (5) Business Days after becoming aware of the occurrence of any Default or Event of Default, a statement of a Designated Officer as to the nature thereof, and as soon as practicable and in any event within five (5) Business Days thereafter, a statement of a Designated Officer as to the action which the Company has taken, is taking or proposes to take with respect thereto;

(b)          as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such quarter, and the related consolidated statements of income, cash flows and common stockholder’s equity of the Company and its Consolidated Subsidiaries as at the end of and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, or statements providing substantially similar information (which requirement shall be deemed satisfied by the delivery of the Company’s quarterly report on Form 10-Q for such quarter), all in reasonable detail and duly certified (subject to the absence of footnotes and to year-end audit adjustments) by a Designated Officer as having been prepared in accordance with GAAP, together with (i) a certificate of a Designated Officer stating that such officer has no knowledge (having made due inquiry with respect thereto) that a Default or Event of Default has occurred and is continuing, or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the actions which the Company has taken, is taking or proposes to take with respect thereto, and (ii) a certificate of a Designated Officer, in substantially the form of Exhibit B hereto, setting forth the Company’s computation of the financial ratio specified in Article VIII as of the end of the immediately preceding fiscal quarter or year, as the case may be, of the Company;

(c)          as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a copy of the Company’s Annual Report on Form 10-K (or any successor form) for such year, including therein the consolidated balance sheet of

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

the Company and its Consolidated Subsidiaries as at the end of such year and the consolidated statements of income, cash flows and common stockholder’s equity of the Company and its Consolidated Subsidiaries as at the end of and for such year, or statements providing substantially similar information, in each case (i) certified by independent public accountants of recognized national standing selected by the Company and not objected to by the Majority Banks (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) together with (a) a certificate of a Designated Officer stating that such officer has no knowledge (having made due inquiry with respect thereto) that a Default or Event of Default has occurred and is continuing, or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the actions which the Company has taken, is taking or proposes to take with respect thereto and (b) a certificate of a Designated Officer, in substantially the form of Exhibit B hereto, setting forth (1) the Company’s computation of the financial ratio specified in Article VIII as of the end of the immediately preceding fiscal year of the Company and (2) (x) the Company’s calculation of the Sustainability Percentage and Sustainability Amount for the preceding fiscal year and (y) all other information reasonably requested by the Agent necessary to support the reported Sustainability Amount and the Sustainability Percentage; provided that, if (A) the Company is required to restate its most recently filed annual report on Form 10-K (or any successor form) and such restatement impacts either the Sustainability Amount or the Sustainability Percentage, (B) upon agreement by the Company and the Banks that the Sustainability Amount or the Sustainability Percentage as calculated by the Company at the time of delivery of the certificate required to by this Section 6.7(c) was inaccurate or (C) in the case of the Company or the Banks otherwise becoming aware of any material inaccuracy in the Sustainability Amount or the Sustainability Percentage as reported on the Company’s most recently filed annual report on Form 10-K (or any successor form), and in such case, a proper calculation of the Sustainability Amount or the Sustainability Percentage would have resulted in an increase in the specified Applicable Margins for such period, then in each such case the Company shall promptly provide written notice to the Agent of such fact and, if requested by the Agent, advise the Agent of the correct Sustainability Amount and Sustainability Percentage or provide a correction to the information provided, including without limitation the delivery of a replacement certificate calculating such correct Sustainability Amount and Sustainability Percentage;

(d)          promptly after the sending or filing thereof, notice of all proxy statements which the Company sends to its stockholders, copies of all regular, periodic and special reports (other than those which relate solely to employee benefit plans) which the Company files with the SEC and notice of the sending or filing of (and, upon the request of the Agent or any Bank, a copy of) any final prospectus filed with the SEC;

(e)          as soon as possible and in any event (i) within thirty (30) days after the Company or any ERISA Affiliate knows or has reason to know that any Plan Termination Event described in clause (a) of the definition of Plan Termination Event with respect to any Plan has occurred and (ii) within ten (10) days after the Company or any ERISA Affiliate knows or has reason to know that any other Plan Termination Event with respect to any Plan has occurred and could reasonably be expected to result in a material liability to the Company, a statement of the Chief

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

Financial Officer of the Company describing such Plan Termination Event and the action, if any, which the Company or such ERISA Affiliate, as the case may be, proposes to take with respect thereto;

(f)           promptly, and in any event within five (5) Business Days, after becoming aware thereof, notice of any upgrading or downgrading of the rating of the Secured Debt (or, if applicable, the Unsecured Debt) by Moody’s or S&P;

(g)          as soon as possible and in any event within five (5) Business Days after the occurrence of any default under any agreement to which the Company or any of its Subsidiaries is a party, which default would reasonably be expected to result in a Material Adverse Change, and which is continuing on the date of such certificate, a certificate of the president or chief financial officer of the Company setting forth the details of such default and the action which the Company or any such Subsidiary proposes to take with respect thereto; and

(h)          promptly after requested, (x) such other information respecting the business, properties or financial condition of the Company as the Agent or any Bank through the Agent may from time to time reasonably request in writing and (y) information and documentation reasonably requested by the Agent or any Bank for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation; and

(i)           promptly after becoming aware thereof, notice of any change in the information provided in the Beneficial Ownership Certification delivered to such Bank that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Documents required to be delivered pursuant to Section 6.7(d) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR) or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Bank and the Agent have access (whether a commercial, third-party website or whether made available by the Agent); provided that: (A) upon written request by the Agent (or any Bank through the Agent) to the Company, the Company shall deliver paper copies of such documents to the Agent or such Bank until a written request to cease delivering paper copies is given by the Agent and each Bank (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e. soft copies) of such documents.  The Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Bank for delivery, and each Bank shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.

6.8         Use of Proceeds.

(a)          The Company will use the proceeds of the Credit Extensions for general corporate purposes, refinancing Debt and working capital.  The Company will not, nor will it permit any

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

Subsidiary to, use any of the proceeds of the Credit Extensions to purchase or carry any “margin stock” (as defined in Regulation U).

(b)          The Company will not request any Credit Extension, and the Company shall not directly or knowingly indirectly use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not directly or knowingly indirectly use, the proceeds of any Credit Extension (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions, or (C) in any manner that would result in the violation of  any Sanctions applicable to any party hereto.  Notwithstanding the foregoing, the Company’s and its Subsidiaries’ provision of utility services in the ordinary course of business in accordance with applicable law, including Anti-Corruption Laws and applicable Sanctions, shall not constitute a violation of this Section.

6.9         Maintenance of Properties, Etc.  The Company shall, and shall cause each of its Material Subsidiaries to, maintain in all material respects all of its respective owned and leased Property in good and safe condition and repair to the same degree as other companies engaged in similar businesses and owning similar properties, and not permit, commit or suffer any waste or abandonment of any such Property, and from time to time make or cause to be made all material repairs, renewals and replacements thereof, including any capital improvements which may be required; provided that such Property may be altered or renovated in the ordinary course of the Company’s or its Subsidiaries’ business; and provided, further, that the foregoing shall not restrict the sale of any asset of the Company or any Subsidiary to the extent not prohibited by Section 7.2.

6.10       Bonds.  The Company shall, until the date on which the Commitments and Facility LCs have terminated and all Obligations have been paid in full, cause the face amount of all Bonds to at all times be equal to or greater than the greater of (a) the Aggregate Commitment and (b) the Aggregate Outstanding Credit Exposure.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Obligations shall remain unpaid, any Facility LC shall remain outstanding or any Bank shall have any Commitment under this Agreement:

7.1         Liens.  The Company shall not create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

(a)          Liens created pursuant to the Indenture securing the First Mortgage Bonds and any Lien in favor of the Agent on the Facility LC Collateral Account or any funds therein;

(b)          Liens securing pollution control bonds, or bonds issued to refund or refinance pollution control bonds (including Liens securing obligations (contingent or otherwise) of the Company under letter of credit agreements or other reimbursement or similar credit enhancement

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

agreements with respect to pollution control bonds); provided that the aggregate face amount of any such bonds so issued shall not exceed the aggregate face amount of such pollution control bonds, as the case may be, so refunded or refinanced;

(c)                               Liens in (and only in) assets acquired to secure Debt incurred to finance the acquisition of such assets;

(d)                             statutory and common law banker’s Liens on bank deposits;

(e)                               Liens in respect of accounts receivable sold, transferred or assigned by the Company;

(f)                                Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(g)                              Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(h)                              Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(i)                                  judgment Liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered (subject to a customary deductible) by insurance;

(j)                                  zoning restrictions, easements, licenses, covenants, reservations, utility company rights, restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate materially detract from the value of the property or assets of the Company or any Subsidiary or materially impair the operation of its business;

(k)                              Liens arising in connection with the financing of the Company’s fuel resources, including nuclear fuel;

(l)                                  Liens arising pursuant to M.C.L. 324.20138; provided that the aggregate amount of all obligations secured by such Liens (excluding any such Liens of which the Company has no knowledge or which are permitted by clause (f) above) shall not exceed $20,000,000;

(m)                          Liens arising in connection with Securitized Bonds;

(n)                              Liens on natural gas, oil and mineral, or on stock in trade, material or supplies manufactured or acquired for the purpose of sale and or resale in the usual course of business or consumable in the operation of any of the properties of the Company; provided that such Liens

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

secure obligations not exceeding $500,000,000 in aggregate principal amount; and

(o)                              other Liens securing obligations in an aggregate amount not in excess of $500,000,000.

In addition, the Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on the Equity Interests of any Material Subsidiary other than Liens permitted to exist under clauses (f), (g), (h) or (i) above.

7.2                            Sale of Assets.  The Company will not, and will not permit any Material Subsidiary to, sell, lease, assign, transfer or otherwise dispose of 25% or more of its assets calculated with reference to total assets as reflected on the Company’s consolidated balance sheet as at December 31, 2017, during the term of this Agreement.

7.3                            Mergers, Etc.  The Company will not, and will not permit any Material Subsidiary to, merge with or into or consolidate with or into any other Person, except that the Company or any Material Subsidiary may merge with any other Person; provided that, in each case, immediately after giving effect thereto, (a) no event shall occur and be continuing which constitutes a Default or Event of Default, (b) if the Company is party thereto, the Company is the surviving corporation, or, if the Company is not party thereto, a Material Subsidiary is the surviving corporation, (c) neither the Company nor any Material Subsidiary shall be liable with respect to any Debt or allow its Property to be subject to any Lien which it could not become liable with respect to or allow its Property to become subject to under this Agreement on the date of such transaction and (d) the Company’s Net Worth shall be equal to or greater than its Net Worth immediately prior to such merger.

7.4                            Compliance with ERISA.  The Company will not, and will not permit any ERISA Affiliate to, permit to exist any occurrence of any Reportable Event, or any other event or condition which presents a material (in the reasonable opinion of the Majority Banks) risk of a termination by the PBGC of any Plan, which termination will result in any material (in the reasonable opinion of the Majority Banks) liability of the Company or such ERISA Affiliate to the PBGC.

7.5                            Organizational Documents.  The Company will not, and will not permit any Consolidated Subsidiary to, amend, modify or otherwise change any of the terms or provisions in any of their respective certificate of incorporation and by-laws (or comparable constitutive documents) as in effect on the Closing Date to the extent that such change is reasonably expected to result in a Material Adverse Change.

7.6                            Change in Nature of Business.  The Company will not, and will not permit any Material Subsidiary to, make any material change in the nature of its business as carried on as of the Closing Date.

7.7                            Transactions with Affiliates.  The Company will not, and will not permit any Subsidiary to, enter into any transaction with any of its Affiliates (other than the Company or any Subsidiary) unless such transaction is on terms no less favorable to the Company or such Subsidiary than if the transaction had been negotiated in good faith on an arm’s-length basis with a non-Affiliate; provided that the foregoing shall not prohibit (a) the payment by the Company or

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

any Subsidiary of dividends or other distributions on, or redemptions of, its capital stock, (b) the purchase, acquisition or retirement by the Company or any Subsidiary of the Company’s capital stock or (c) intercompany loans and advances not otherwise prohibited by this Agreement.

ARTICLE VIII
FINANCIAL COVENANT

So long as any of the Obligations shall remain unpaid, any Facility LC shall remain outstanding or any Bank shall have any Commitment under this Agreement, the Company shall at all times maintain a ratio of Total Consolidated Debt to Total Consolidated Capitalization of not greater than 0.65 to 1.0.

ARTICLE IX
EVENTS OF DEFAULT

9.1                            Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default”:

(a)                               the Company shall fail to pay (i) any principal of any Advance when due and payable, or (ii) any Reimbursement Obligation within one (1) Business Day after the same becomes due, or (iii) any interest on any Advance or any fee or other Obligation payable hereunder within five (5) Business Days after such interest or fee or other Obligation becomes due and payable;

(b)                              any representation or warranty made by or on behalf of the Company in this Agreement or any other Credit Document or in any certificate, document, report, financial or other written statement furnished at any time pursuant to any Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

(c)                               (i) the Company or any of its Subsidiaries shall fail to perform or observe any term, covenant or agreement contained in Section 6.3(a) (solely with respect to the Company), Section 6.10, Article VII or Article VIII; or (ii) the Company or any of its Subsidiaries shall fail to comply with Section 6.8(b) and such failure under this clause (ii) shall continue for five (5) Business Days after the occurrence of such breach; or (iii) the Company shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed in this Agreement or in any other Credit Document and such failure under this clause (iii) shall continue for thirty (30) consecutive days after the earlier of (x) a Designated Officer obtaining knowledge of such breach and (y) written notice thereof by means of facsimile, regular mail or written notice delivered in person (or telephonic notice thereof confirmed in writing) having been given to the Company by the Agent or the Majority Banks;

(d)                             the Company or any Material Subsidiary shall: (i) fail to pay any Debt (other than the payment obligations described in clause (a) above) in excess of $75,000,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the instrument or agreement relating to such Debt; or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Debt, unless the obligee under or holder of such Debt shall have waived in writing such circumstance, or such circumstance has been cured, so that such circumstance is no longer continuing; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), in each case in accordance with the terms of such agreement or instrument, prior to the stated maturity thereof; or (iv) generally not, or shall admit in writing its inability to, pay its debts as such debts become due;

(e)                               the Company or any Material Subsidiary: (i) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (ii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iii) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of sixty (60) consecutive days or more; or (iv) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (v) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more; or (vi) shall take any corporate action to authorize any of the actions set forth above in this clause (e);

(f)                                one or more judgments, decrees or orders for the payment of money in excess of $75,000,000 in the aggregate shall be rendered against the Company or any Material Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be any period of more than thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g)                              any material provision of any Credit Document, after execution hereof or delivery thereof under Article XI, shall for any reason other than the express terms hereof or thereof cease to be valid and binding on any party thereto; or the Company shall so assert in writing;

(h)                              any Plan Termination Event with respect to a Plan shall have occurred, and thirty (30) days after notice thereof shall have been given to the Company by the Agent, (i) such Plan Termination Event (if correctable) shall not have been corrected and (ii) the then present value of such Plan’s vested benefits exceeds the then current value of the assets accumulated in such Plan by more than the amount of $75,000,000 (or in the case of a Plan Termination Event involving the withdrawal of a “substantial employer” (as defined in Section 4001(A)(2) of ERISA), the withdrawing employer’s proportionate share of such excess shall exceed such amount);

(i)                                  (i) any Bond shall cease to be in full force and effect (other than in connection with the replacement thereof pursuant to any increase of the Commitments in accordance with Section 2.16) or (ii) the Company shall deny that it has any liability or obligation under any Bond or purport to revoke, terminate, rescind or redeem any Bond (other than (x) in accordance

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

with the terms of the Bonds and the Indenture and (y) in connection with the replacement thereof pursuant to any increase of the Commitments in accordance with Section 2.16); or

(j)                                  a Change in Control shall occur.

9.2                            Remedies.

(a)                               If any Event of Default shall occur and be continuing, the Agent shall upon the request, or may with the consent, of the Majority Banks, by notice to the Company, (i) declare the Commitments and the obligations and powers of the LC Issuers to issue Facility LCs to be terminated or suspended, whereupon the same shall forthwith terminate, and/or (ii) declare the Obligations to be forthwith due and payable, whereupon the Aggregate Outstanding Credit Exposure and all other Obligations shall become and be forthwith due and payable, and/or (iii) in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Company to pay, and the Company will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount (as defined below), which funds shall be deposited in the Facility LC Collateral Account, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; provided that in the case of an Event of Default referred to in Section 9.1(e), the Commitments shall automatically terminate, the obligations and powers of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations shall automatically become due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company, and the Company will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”).

(b)                              If at any time while any Event of Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Company to pay, and the Company will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(c)                               The Agent may, at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Company to the Banks or the LC Issuers under the Credit Documents.  The Company hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Banks and the LC Issuers, a security interest in all of the Company’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations.  The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of The Bank of Nova Scotia having a maturity not exceeding thirty (30) days.

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

(d)                             At any time while any Event of Default is continuing, neither the Company nor any Person claiming on behalf of or through the Company shall have any right to withdraw any of the funds held in the Facility LC Collateral Account.  After all of the Obligations have been indefeasibly paid in full, all Facility LCs have expired or been terminated and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Company or paid to whomever may be legally entitled thereto at such time.

ARTICLE X
WAIVERS, AMENDMENTS AND REMEDIES

10.1                    Amendments.  Subject to the provisions of this Article X, the Majority Banks (or the Agent with the consent in writing of the Majority Banks) and the Company may enter into written agreements supplemental hereto for the purpose of adding or modifying any provisions to the Credit Documents or changing in any manner the rights of the Banks or the Company hereunder or waiving any Event of Default hereunder; provided that no such supplemental agreement shall, without the consent of all of the Banks:

(a)                               Extend the maturity of any Loan or reduce the principal amount thereof, or extend the expiry date of any Facility LC to a date after the scheduled Termination Date, or reduce the rate or extend the time of payment of interest thereon or fees thereon or Reimbursement Obligations related thereto.

(b)                              Modify the percentage specified in the definition of Majority Banks.

(c)                               Extend the Termination Date or increase the amount of the Commitment of any Bank hereunder (other than pursuant to Section 2.16) or the commitment to issue Facility LCs, or permit the Company to assign its rights under this Agreement.

(d)                             Amend Section 3.1, Section 6.10, this Section 10.1 or Section 12.11.

(e)                               Make any change in an express right in this Agreement of a single Bank to give its consent, make a request or give a notice.

(f)                                Authorize the Agent to vote in favor of the release of all or substantially all of the collateral securing the Bonds.

(g)                              Release all or any substantial portion of the Bonds (other than in connection with the replacement thereof pursuant to any increase of the Commitments in accordance with Section 2.16).

(h)                              Amend any provisions hereunder relating to the pro rata treatment of the Banks.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to any LC Issuer shall be effective without the written consent of such LC Issuer.  Notwithstanding the foregoing, no amendment to Section 4.7 shall be effective unless the same shall be in writing and signed by the Agent, the LC Issuer, if applicable, and the Majority Banks.  Notwithstanding the

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Bank, except with respect to any amendment, waiver or other modification referred to in clause (a) or (c) above and then only in the event such Defaulting Bank shall be directly affected by such amendment, waiver or other modification.

If, in connection with any proposed amendment, waiver or consent  requiring the consent of “all of the Banks”, the consent of the Majority Banks is obtained, but the consent of other necessary Banks is not obtained (any such Bank whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Bank”), then the Company may elect to replace a Non-Consenting Bank as a Bank party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which consents to such proposed amendment and which is reasonably satisfactory to the Company, LC Issuers and the Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Bank pursuant to an Assignment Agreement and to become a Bank for all purposes under this Agreement and to assume all obligations of the Non-Consenting Bank to be terminated as of such date and to comply with the requirements of Section 12.1, and (ii) the Company shall pay to such Non-Consenting Bank in same day funds on the day of such replacement (1) the outstanding principal amount of its Outstanding Credit Exposure and all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Bank by the Company hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Bank under Sections 4.1 and 4.5, and (2) an amount, if any, equal to the payment which would have been due to such Bank on the day of such replacement under Section 4.4 had the Loans of such Non-Consenting Bank been prepaid on such date rather than sold to the replacement Bank.

If the Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Credit Document, then the Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

10.2                    Preservation of Rights.  No delay or omission of the Banks, the LC Issuers or the Agent to exercise any right under the Credit Documents shall impair such right or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or Event of Default or the inability of the Company to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Credit Documents whatsoever shall be valid unless in writing signed by the Banks required pursuant to Section 10.1, and then only to the extent in such writing specifically set forth.  All remedies contained in the Credit Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuers and the Banks until the Obligations have been paid in full.

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

ARTICLE XI
CONDITIONS PRECEDENT

11.1                    Effectiveness of this Agreement.  This Agreement shall not become effective unless the Agent shall have received (or such delivery shall have been waived in accordance with Section 10.1):

(a)                               (i) Counterparts of this Agreement executed by the Company, the LC Issuers and the Banks or (ii) written evidence satisfactory to the Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)                              Copies of the Restated Articles of Incorporation of the Company, together with all amendments, certified by the Secretary or an Assistant Secretary of the Company, and a certificate of good standing, certified by the appropriate governmental officer in its jurisdiction of incorporation.

(c)                               Copies, certified by the Secretary or an Assistant Secretary of the Company, of its by-laws and of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Bank) authorizing the execution, delivery and performance of the Credit Documents.

(d)                             An incumbency certificate, executed by the Secretary or an Assistant Secretary of the Company, which shall identify by name and title and bear the original or facsimile signature of the officers of the Company authorized to sign the Credit Documents and the officers or other employees authorized to make borrowings hereunder, upon which certificate the Banks shall be entitled to rely until informed of any change in writing by the Company.

(e)                               A certificate, signed by a Designated Officer of the Company, stating that on the Closing Date (i) no Default or Event of Default has occurred and is continuing and (ii) each representation or warranty contained in Article V is true and correct.

(f)                                A favorable opinion of Melissa M. Gleespen, Esq., Vice President, Chief Compliance Officer and Corporate Secretary of the Company, as to such matters as provided in Exhibit A.

(g)                              Evidence, in form and substance satisfactory to the Agent, that the Company has obtained all governmental approvals, if any, necessary for it to enter into the Credit Documents.

(h)                              Evidence satisfactory to it of the payment, prior to or simultaneously with the initial Loans hereunder, of all accrued and unpaid interest, fees and premiums, if any, on all loans and other extensions of credit outstanding under the Existing Credit Agreement (other than contingent indemnity obligations).

(i)                                  (i) Satisfactory audited consolidated financial statements of the Company for the two most recent fiscal years ended prior to the Closing Date as to which such financial statements are available, (ii) satisfactory unaudited interim consolidated financial statements of the Company for each quarterly period ended subsequent to the date of the latest financial

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available and (iii) satisfactory financial statement projections through and including the Company’s 2022 fiscal year, together with such information as the Agent and the Banks shall reasonably request (including, without limitation, a detailed description of the assumptions used in preparing such projections).

(j)                                  To the extent requested by any of the Banks, (i) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act and (ii) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Closing Date, such Bank shall have received a Beneficial Ownership Certification in relation to the Company.

(k)                              All fees and other amounts due and payable on or prior to the Closing Date, including such fees as are set forth in the Fee Letter and to the extent invoiced at least three (3) Business Days prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(l)                                  Such other documents as any Bank or its counsel may have reasonably requested.

11.2                    Each Credit Extension.  The Banks shall not be required to make any Credit Extension if on the applicable Borrowing Date, (i) any Default or Event of Default exists or would result from such Credit Extension, (ii) any representation or warranty contained in Article V is not true and correct as of such Borrowing Date, except Section 5.5(c) and the first sentence of Section 5.6, (iii) after giving effect to such Credit Extension the Aggregate Outstanding Credit Exposure would exceed the face amount of all Bonds or (iv) all legal matters incident to the making of such Credit Extension are not satisfactory to the Banks and their counsel.  Each Borrowing Notice and each request for issuance of a Facility LC shall constitute a representation and warranty by the Company that the conditions contained in clauses (i), (ii) and (iii) above will be satisfied on the relevant Borrowing Date.  For the avoidance of doubt, the conversion or continuation of an Advance shall not be considered the making of a Credit Extension.

ARTICLE XII
GENERAL PROVISIONS

12.1                    Successors and Assigns.  (a) The terms and provisions of the Credit Documents shall be binding upon and inure to the benefit of the Company and the Banks and their respective successors and assigns, except that the Company shall not have the right to assign its rights or obligations under the Credit Documents.  Any Bank may sell participations in all or a portion of its rights and obligations under this Agreement pursuant to clause (b) below and any Bank may assign all or any part of its rights and obligations under this Agreement pursuant to clause (c) below.

(b)                              Any Bank may sell participations to one or more banks or other entities (other than the Company and its Affiliates) (each a “Participant”), other than an Ineligible Institution, in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Outstanding Credit Exposure); provided that (i) such Bank’s obligations

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

under this Agreement (including its Commitment to the Company hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of the Outstanding Credit Exposure of such Bank for all purposes of this Agreement and (iv) the Company shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement.  Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Credit Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Banks pursuant to the terms of Section 10.1 or of any other Credit Document.  The Company agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.10 in respect of its participating interest in amounts owing under the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under the Credit Documents; provided that each Bank shall retain the right of setoff provided in Section 12.10 with respect to the amount of participating interests sold to each Participant.  The Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.10, agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.11 as if each Participant were a Bank.  The Company further agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.3, 4.4 and 4.5  to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 12.1(c); provided that (i) a Participant shall not be entitled to receive any greater payment under Section 4.1, 4.3, 4.4 or 4.5 than the Bank that sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Company, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 4.5 to the same extent as if it were a Bank (it being understood that the documentation required under Section 4.5 shall be delivered to the participating Bank).  Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(c)                               Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more financial institutions or other Persons (other than an Ineligible Institution) all or any part of its rights and obligations under this Agreement; provided that (i) (x) such Bank has received the prior written consent of each LC Issuer and (y) unless such assignment is to another Bank, an Affiliate of such assigning Bank, or any direct or

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

indirect contractual counterparty in any swap agreement relating to the Loans to the extent required in connection with the settlement of such Bank’s obligations pursuant thereto, such Bank has received the prior written consent of the Agent and the Company (so long as no Event of Default exists), which consents of the Agent and the Company shall not be unreasonably withheld, conditioned or delayed, provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof, and (ii) the minimum principal amount of any such assignment (other than assignments to a Federal Reserve Bank or central bank, to another Bank, to an Affiliate of such assigning Bank or any direct or indirect contractual counterparty in any swap agreement relating to the Loans to the extent required in connection with the settlement of such Bank’s obligations pursuant thereto) shall be $5,000,000 (or such lesser amount consented to by the Agent and, so long as no Event of Default shall be continuing, the Company, which consents shall not be unreasonably withheld or delayed); provided that after giving effect to such assignment the assigning Bank shall have a Commitment of not less than $5,000,000 (unless otherwise consented to by the Agent and, so long as no Event of Default shall be continuing, the Company), unless such assignment constitutes an assignment of all of the assigning Bank’s Commitment, Loans and other rights and obligations hereunder to a single assignee.  Notwithstanding the foregoing sentence, (x) any Bank may at any time, without the consent of the Company, any LC Issuer or the Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such assignment shall release the transferor Bank from its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto; and (y) no assignment by a Bank to any Affiliate of such Bank shall release such Bank from its obligations hereunder unless (I) the Agent and, so long as no Event of Default exists, the Company have approved such assignment or (II) the creditworthiness of such Affiliate (as determined in accordance with customary standards of the banking industry) is no less than that of the assigning Bank.

(d)                             Any Bank may, in connection with any sale or participation or proposed sale or participation pursuant to this Section 12.1, disclose to the purchaser or participant or proposed purchaser or participant any information relating to the Company furnished to such Bank by or on behalf of the Company; provided that prior to any such disclosure of non-public information, the purchaser or participant or proposed purchaser or participant (which purchaser or participant is not an Affiliate of a Bank) shall agree to preserve the confidentiality of any confidential information (except any such disclosure as may be required by law or regulatory process) relating to the Company received by it from such Bank.

(e)                               Assignments under this Section 12.1 shall be made pursuant to an agreement (an “Assignment Agreement”) substantially in the form of Exhibit C hereto or in such other form as may be agreed to by the parties thereto and shall not be effective until a $3,500 fee has been paid to the Agent by the assignee, which fee shall cover the cost of processing such assignment; provided that such fee shall not be incurred in the event of an assignment by any Bank of all or a portion of its rights under this Agreement to (i) a Federal Reserve Bank, (ii) a Bank or an Affiliate of the assigning Bank or (iii) any direct or indirect contractual counterparty in any swap agreement relating to the Loans to the extent required in connection with the settlement of such Bank’s obligations pursuant thereto.  The Agent, acting for this purpose as a non-fiduciary agent of the Company, shall maintain at one of its offices a copy of each Assignment Agreement

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount (and stated interest) of the Loans, Bonds, and Facility LCs owing to, each Bank pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error and the Company, the Agent, the LC Issuers and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Company, any LC Issuer, and any Bank at any reasonable time and from time to time upon reasonable prior notice.

12.2                    Survival of Representations.  All representations and warranties of the Company contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

12.3                    Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, no LC Issuer or Bank shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

12.4                    Taxes.  Any taxes (excluding income taxes) payable or ruled payable by any Federal or State authority in respect of the execution of the Credit Documents shall be paid by the Company, together with interest and penalties, if any.

12.5                    Choice of Law.  THE CREDIT DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.  THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW  YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH FEDERAL (TO THE EXTENT PERMITTED BY LAW) OR NEW YORK STATE COURT.  EACH OF THE COMPANY, THE AGENT, THE LC ISSUERS AND THE BANKS HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR ARISING HEREUNDER OR UNDER ANY CREDIT DOCUMENT.

12.6                    Headings.  Section headings in the Credit Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Credit Documents.

12.7                    Entire Agreement.  The Credit Documents embody the entire agreement and understanding between the Company, the LC Issuers, the Agent and the Banks and supersede all prior agreements and understandings between the Company, the LC Issuers, the Agent and the

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

Banks relating to the subject matter thereof.

12.8                    Expenses; Indemnification.  The Company shall reimburse the Agent and each Arranger for (a) any reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees, time charges and expenses of counsel for the Agent) paid or incurred by the Agent or such Arranger in connection with the preparation, review, execution, delivery, syndication, distribution (including via the internet), administration, amendment and modification of the Credit Documents and (b) any reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees, time charges and expenses of counsel) paid or incurred by the Agent or such Arranger on its own behalf or on behalf of any LC Issuer or any Bank and, on or after the date upon which an Event of Default specified in Section 9.1(a) or 9.1(e) has occurred and is continuing, each Bank, in connection with the collection and enforcement of the Credit Documents.  The Company further agrees to indemnify the Agent, each Arranger, each LC Issuer, each Bank and their successors and permitted assigns and their respective Affiliates, and the directors, officers, employees and agents of the foregoing (all of the foregoing, the “Indemnified Persons”), against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including all reasonable expenses of litigation or preparation therefor whether or not an Indemnified Person is a party thereto), regardless of whether such matter is initiated by a third party or by the Company or any of its Affiliates or equity holders, which any of them may pay or incur arising out of or relating to this Agreement, the other Credit Documents, the transactions contemplated hereby, the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder, any actual or alleged presence or release of any Hazardous Substance on or from any property owned or operated by the Company or any Subsidiary or any Environmental Liability related in any way to the Company or any Subsidiary; provided that the Company shall not be liable to any Indemnified Person for any of the foregoing to the extent they are determined by a court of competent jurisdiction by final and nonappealable judgment to have arisen from the gross negligence or willful misconduct of such Indemnified Person.  Without limiting the foregoing, the Company shall pay any civil penalty or fine assessed by OFAC against any Indemnified Person, and all reasonable costs and expenses (including reasonable fees and expenses of counsel to such Indemnified Person) incurred in connection with defense thereof, as a result of any breach or inaccuracy of the representation made in Section 5.14.  The obligations of the Company under this Section shall survive the termination of this Agreement.

12.9                    Severability of Provisions.  Any provision in any Credit Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Credit Documents are declared to be severable.

12.10            Setoff.  In addition to, and without limitation of, any rights of the Banks under applicable law, if the Company becomes insolvent, however evidenced, or during the continuance of an Event of Default, any indebtedness from any Bank or any of its Affiliates to the Company (including all account balances, whether provisional or final and whether or not collected or available) may be, upon prior notice to the Agent, offset and applied toward the payment of the Obligations owing to such Bank or such Affiliate, whether or not the Obligations, or any part hereof, shall then be due; provided that in the event that any Defaulting Bank shall

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with Section 4.7(b) and, pending such payment, shall be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Agent, the LC Issuers and the Banks, and (y) the Defaulting Bank shall provide promptly to the Agent a statement describing the reasonable detail the indebtedness owing to such Defaulting Bank as to which it exercised such right of setoff.  The Company agrees that any purchaser or participant under Section 12.1 may, to the fullest extent permitted by law and in accordance with this Agreement, exercise all its rights of payment with respect to such purchase or participation as if it were the direct creditor of the Company in the amount of such purchase or participation.

12.11            Ratable Payments.  If any Bank, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Banks so that after such purchase each Bank will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure.  If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their respective Pro Rata Share of the Aggregate Outstanding Credit Exposure.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

12.12            Nonliability.  The relationship between the Company, on the one hand, and the Banks, the Arrangers, the LC Issuers and the Agent, on the other hand, shall be solely that of borrower and lender.  None of the Agent, any Arranger, any LC Issuer or any Bank shall have any fiduciary responsibilities to the Company.  To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against each of the Agent, the Arrangers, each LC Issuer and each Bank with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.  None of the Agent, any Arranger, any LC Issuer or any Bank undertakes any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company’s business or operations.  The Company shall rely entirely upon its own judgment with respect to its business, and any review, inspection, supervision or information supplied to the Company by the Banks is for the protection of the Banks and neither the Company nor any third party is entitled to rely thereon.  The Company agrees that none of the Agent, any Arranger, any LC Issuer or any Bank shall have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Credit Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.  None of the Agent, any Arranger, any LC Issuer or any Bank, or any of their respective directors, officers, employees or agents, shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Company in connection with, arising out of, or in any way related to the Credit Documents or the transactions contemplated thereby.

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

12.13            Other Agents.  The Banks identified on the signature pages of this Agreement or otherwise herein, or in any amendment hereof or other document related hereto, as being a “Co-Syndication Agent”, or a “Co-Documentation Agent” (the “Other Agents”) shall have no rights, powers, obligations, liabilities, responsibilities or duties under this Agreement other than those applicable to all Banks as such.  Without limiting the foregoing, the Other Agents shall not have or be deemed to have any fiduciary relationship with any Bank.  Each Bank acknowledges that it has not relied, and will not rely, on the Other Agents in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.  Nothing contained in this Agreement or otherwise shall be construed to impose any obligation or duty on any Other Agent, other than those applicable to all Banks as such.

12.14            USA Patriot Act.  Each Bank hereby notifies the Company that pursuant to requirements of the USA Patriot Act, such Bank is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Bank to identify the Company in accordance with the USA Patriot Act.

12.15            Electronic Delivery.

(a)                               The Company shall use its commercially reasonable best efforts to transmit to the Agent all information, documents and other materials that it is obligated to furnish to the Agent pursuant to this Agreement and the other Credit Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding (i) any Borrowing Notice, Conversion/Continuation Notice or notice of prepayment, (ii) any notice of a Default or an Event of Default or (iii) any communication that is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Advance hereunder (all such non-excluded communications, collectively, “Communications”), in an electronic/soft medium in a format reasonably acceptable to the Agent to such e-mail address as designated by the Agent from time to time.  In addition, the Company shall continue to provide Communications to the Agent or any Bank in the manner specified in this Agreement but only to the extent requested by the Agent or such Bank.  Each Bank and the Company further agrees that the Agent may make Communications available to the Banks by posting Communications on IntraLinks or a substantially similar Electronic System (the “Platform”).  Subject to the conditions set forth in the proviso in the immediately preceding sentence, nothing in this Section 12.15 shall prejudice the right of the Agent to make Communications available to the Banks in any other manner specified herein.

(b)                              Each Bank agrees that an e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in clause (c) below) specifying that a Communication has been posted to the Platform shall constitute effective delivery of such Communication to such Bank for purposes of this Agreement.  Each Bank agrees (i) to notify the Agent in writing (including by electronic communication) from time to time to ensure that the Agent has on record an effective e-mail address for such Bank to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

(c)                               Each party hereto agrees that any electronic Communication referred to in this

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

Section 12.15 shall be deemed delivered upon the posting of a record of such Communication as “sent” in the e-mail system of the sending party or, in the case of any such Communication to the Agent, upon the posting of a record of such Communication as “received” in the e-mail system of the Agent, provided that if such Communication is not so received by a Person during the normal business hours of such Person, such Communication shall be deemed delivered at the opening of business on the next business day for such Person.

(d)                             Each party hereto acknowledges that the distribution of material through an electronic medium is not necessarily secure and there are confidentiality and other risks associated with such distribution.  Any Electronic System used by the Agent is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System.  In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Bank, any LC Issuer or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Company’s or the Agent’s transmission of Communications through an Electronic System, except to the extent that such damages, losses or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party.

12.16            Confidentiality.  Each of the Agent, the LC Issuers and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii)  any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent, any LC Issuer or any Bank on a non-confidential basis from a source other than the Company, (h) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder or (i) with the written consent of the Company.  For the purposes of this Section, “Information” means all information received from the Company relating to the Company, its Subsidiaries or their business, other than any such information that is available to the Agent, any LC Issuer or any

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

Bank on a non-confidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH BANK ACKNOWLEDGES THAT INFORMATION (AS DEFINED ABOVE) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND  ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION (AS DEFINED ABOVE), INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH BANK REPRESENTS TO THE COMPANY AND THE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE PROVIDED TO THE AGENT A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

12.17            No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Company acknowledges and agrees that:  (i) none of the Arrangers, the LC Issuers, the Agent or the Banks or their respective Affiliates are subject to any fiduciary or other implied duties, (ii) the Company agrees that the Arrangers, the LC Issuers, the Agent and the Banks are acting under this Agreement and the Credit Documents as independent contractors and that nothing in this Agreement or the Credit Documents will be deemed to create an advisory, fiduciary or agency relationship or other implied duty between the Arrangers, the Agent, the LC Issuers and the Banks, on one hand, and the Company and the Company’s respective equity holders or the Company and its respective affiliates, on the other hand, (iii) none of the Arrangers, the LC Issuers, the Agent or the Banks or their respective Affiliates are advising the Company or any of its Affiliates as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction, (iii) the Company has consulted with its own advisors concerning such matters and is responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and none of the Arrangers, the LC Issuers, the Agent or the Banks or their respective Affiliates have any responsibility or liability to the Company or any of its affiliates with respect thereto and (iv) each of the Arrangers, the LC Issuers, the Agent and the Banks and their respective Affiliates may

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

have economic interests that conflict with those of the Company, its stockholders and/or its Affiliates.

12.18            Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                               the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                              the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                  a reduction in full or in part or cancellation of any such liability;

(ii)                              a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)                          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

12.19            Maximum Rate. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Agent or any Bank shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company.

ARTICLE XIII
THE AGENT

13.1                    Appointment.  The Bank of Nova Scotia is hereby appointed Agent hereunder, and each of the Banks irrevocably authorizes the Agent to act as the contractual representative on behalf of such Bank.  The Agent agrees to act as such upon the express conditions contained in this Article XIII.  The Agent shall not have a fiduciary relationship in respect of any Bank by reason of this Agreement nor shall the have any implied duties, regardless of whether a Default or Event of Default has occurred and is continuing.

13.2                    Powers.  The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  The Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Agent by the Company

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

or a Bank or any implied duties to the Banks or any obligation to the Banks to take any action hereunder (whether a Default or Event of Default has occurred and is continuing), except any action specifically provided by this Agreement to be taken by the Agent.

13.3                    General Immunity.  Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction.

13.4                    No Responsibility for Recitals, Etc.  The Agent shall not be responsible to the Banks for any recitals, reports, statements, warranties or representations herein or in any Credit Document or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement.

13.5                    Action on Instructions of Banks.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Credit Document in accordance with written instructions signed by the Majority Banks (or all of the Banks if required by Section 10.1), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.  The Banks hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Majority Banks.  The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

13.6                    Employment of Agents and Counsel.  The Agent may execute any of its duties as Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

13.7                    Reliance on Documents; Counsel.  The Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

13.8                    Agent’s Reimbursement and Indemnification.  The Banks agree to reimburse and indemnify the Agent (in the Agent’s capacity as Agent) ratably in accordance with their respective Pro Rata Shares (i) for any amounts not reimbursed by the Company for which the Agent (in the Agent’s capacity as Agent) is entitled to reimbursement by the Company under the Credit Documents, (ii) for any other expenses reasonably incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Credit Documents, and for which the Agent (in the Agent’s capacity as Agent) is not

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

entitled to reimbursement by the Company under the Credit Documents, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other document delivered in connection with this Agreement or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents, and for which the Agent is not entitled to reimbursement by the Company under the Credit Documents; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction of the Agent.

13.9                    Rights as a Bank.  With respect to its Commitment and any Credit Extension made by it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the term “Bank” or “Banks” shall, unless the context otherwise indicates, include The Bank of Nova Scotia in its individual capacity.  The Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company or any Subsidiary as if it were not the Agent.

13.10            Bank Credit Decision.  (a)  Each Bank acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities.  Each Bank further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Agent or any other Bank and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Bank, and to make, acquire or hold Loans hereunder.  Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own credit decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

(b)                              Without limiting clause (a) above, each Bank acknowledges and agrees that neither such Bank nor any of its Affiliates, participants or assignees may rely on the Agent to carry out such Bank’s or other Person’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 C.F.R. 103.121 (as amended or replaced, the “CIP Regulations”), or any other applicable law, rule, regulation or order of any governmental authority, including any program involving any of the following items relating to or in connection with the Company or any of its Subsidiaries or Affiliates or agents, the Credit Documents or the transactions contemplated hereby: (i) any identity verification procedure; (ii) any recordkeeping; (iii) any comparison with a government list; (iv) any customer notice or (v) any other procedure required under the CIP Regulations or such other law, rule, regulation or order.

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

(c)                               Within ten (10) days after the date of this Agreement and at such other times as are required under the USA Patriot Act, each Bank and each assignee and participant that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an Affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent a certification, or, if applicable, recertification, certifying that such Bank is not a “shell” and certifying as to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations.

13.11            Successor Agent.  Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Banks, the LC Issuers and the Company.  Upon any such resignation, the Majority Banks shall have the right, in consultation with the Company, to appoint a successor.  If no successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Banks and the LC Issuers, appoint a successor Agent which shall be a bank with an office in the United States, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the Agent’s resignation hereunder, the provisions of this Article and Section 12.8 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent

13.12            Additional ERISA Matters.

(a)                               Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company, that at least one of the following is and will be true:

(i)                                  such Bank is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Facility LCs or the Commitments

(ii)                              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers),

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii)                          (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Facility LCs, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement, or

(iv)                          such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Bank.

(b)                              In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or such Bank has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company, that:

(i)                                  none of the Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Bank (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Credit Document or any documents related to hereto or thereto),

(ii)                              the Person making the investment decision on behalf of such Bank with respect to the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)                          the Person making the investment decision on behalf of such Bank with respect to the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

(iv)                          the Person making the investment decision on behalf of such Bank with respect to the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Facility LCs, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)                              no fee or other compensation is being paid directly to the Agent, any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Facility LCs, the Commitments or this Agreement.

(c)                               The Agent and each Arranger hereby informs the Banks that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Facility LCs, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Facility LCs or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Facility LCs or the Commitments by such Bank or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE XIV
NOTICES

14.1                    Giving Notice.  Except as otherwise permitted by Section 2.13(e) with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Company or the Agent, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of any Bank, at its address or facsimile number set forth in its Administrative Questionnaire or (c) in the case of any party, at such other address or facsimile number as such party may hereafter specify for such purpose by notice to the Agent and the Company in accordance with the provisions of this Section 14.1.  Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received or (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid; provided that notices to the Agent under Article II shall not be effective until received.  Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website,

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

including an Electronic System, shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

14.2                    Change of Address.  The Company, the Agent, any LC Issuer and any Bank may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XV
COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  Except as provided in Section 11.1, this Agreement shall be effective when it has been executed by the Company, the Agent, the LC Issuers and the Banks and the Agent has received counterparts of this Agreement executed by the Company, the LC Issuers and the Banks or written evidence satisfactory to the Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any  document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

IN WITNESS WHEREOF, the Company, the Banks, the LC Issuers and the Agent have executed this Agreement as of the date first above written.

CONSUMERS ENERGY COMPANY

By:	/s/ Srikanth Maddipati
	Name:	Srikanth Maddipati
	Title:	Vice President and Treasurer

Address:
One Energy Plaza
Jackson, MI 49201
Attention: Srikanth Maddipati
Facsimile No.: 517-788-1006
Confirmation (Phone) No: 517-788-0635
E-Mail Address: Sri.Maddipati@cmsenergy.com

Signature Page to

Amended and Restated Revolving Credit Agreement

Consumers Energy Company

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

THE BANK OF NOVA SCOTIA, as Agent, as an LC Issuer and as a Bank

By:	/s/ David Dewar
Name:	David Dewar
Title:	Director

Address:

Notices for Borrowing:
The Bank of Nova Scotia
GWS US Corporate Loans
720 King Street, 2nd Floor
Toronto, ON, Canada M5V 2T3
Attention: Jessica Levine/
Mona Nagpaul
Fax: 212-225-5709
Telephone: 416-649-4064/212-225-5705
Email: jessica.levine@scotiabank.com
gwsuscorp_loanops@scotiabank.com

For all Other Matters:
The Bank of Nova Scotia
40 King St. West, 55th Floor
Toronto, ON, Canada M5H 1H1
Attention: David Dewar
Fax: 416-350-1161
Telephone: 416-350-5749
Email: sandy.dewar@scotiabank.com

With a copy to:
The Bank of Nova Scotia
40 King St. West, 55th Floor
Toronto, ON, Canada M5H 1H1
Fax: 416-350-1161
Attention: Nicole (Yizhuo) Hu
Telephone: 416-607-8955
Email: nicole.hu@scotiabank.com

Signature Page to

Amended and Restated Revolving Credit Agreement

Consumers Energy Company

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

EXHIBIT A

FORM OF OPINION FROM

MELISSA M. GLEESPEN, ESQ.

[To be provided]

A-1

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

I, _________________, ______________ of Consumers Energy Company, a Michigan corporation (the “Company”), DO HEREBY CERTIFY in connection with the Amended and Restated Revolving Credit Agreement, dated as of November 19, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as so defined), among the Company, various financial institutions and The Bank of Nova Scotia, as Agent and an LC Issuer, that:

Article VIII of the Credit Agreement provides that the Company shall:  “At all times, maintain a ratio of Total Consolidated Debt to Total Consolidated Capitalization of not greater than 0.65 to 1.0.”

The following calculations are made in accordance with the definitions of Total Consolidated Debt and Total Consolidated Capitalization in the Credit Agreement and are correct and accurate as of _____________, ___:

A. Total Consolidated Debt

	(a) Indebtedness for borrowed money	$____________

plus	(b) Indebtedness for deferred purchase price of property/services	(+) $__________

plus

(c)                               Liabilities for accumulated funding deficiencies (prior to the effectiveness of the applicable provisions of the Pension Protection Act of 2006 with respect to a Plan) and liabilities for failure to make a payment required to satisfy the minimum funding standard within the meaning of Section 412 of the Code or Section 302 of ERISA (on and after the effectiveness of the applicable provisions of the Pension Protection Act of 2006 with respect to a Plan).

(+) $__________

plus	(d) Liabilities in connection with withdrawal liability under ERISA to any Multiemployer Plan	(+) $__________

plus	(e) Obligations under acceptance facilities	(+) $__________

plus	(f) Obligations under Capital Leases	(+) $__________

plus	(g) Obligations under interest rate swap, “cap”, “collar” or other hedging agreement	(+) $__________

plus	(h) Off-Balance Sheet Liabilities	(+) $__________

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

plus	(i) non-contingent obligations in respect of letters of credit and bankers’ acceptances	(+) $__________

plus	(j) Guaranties, endorsements and other contingent obligations	(+) $__________

plus	(k) elimination of reduction in Debt due to any election under Section 25 of Accounting Standards Codification Subtopic 825-10 to “fair value” any Debt or liabilities of the Company or any Subsidiary	(+) $__________

plus	(l) elimination of reduction in Debt due to application of Accounting Standards Codification Subtopic 470-20	(+) $__________

minus	(m) Principal amount of any Securitized Bonds	(-) $__________

minus

(n)                              Junior Subordinated Debt of the Company, Hybrid Equity Securities and Hybrid Preferred Securities of the Company or owned by any Hybrid Equity Securities Subsidiary or Hybrid Preferred Securities Subsidiary

(-) $__________

minus	(o) Agreed upon percentage of Net Proceeds from issuance of hybrid debt/equity securities (other than Junior Subordinated Debt, Hybrid Equity Securities and Hybrid Preferred Securities)	(-) $__________

minus	(p) Liabilities on the Company’s balance sheet resulting from the disposition of the Palisades Nuclear Plant	(-) $__________

minus	(q) Debt of Affiliates of the Company of the type described in clause (v) of the definition of “Total Consolidated Debt”	(-) $__________

minus	(r) Debt of the Company and its Affiliates that is re-categorized as such from certain lease obligations pursuant to Section 15 of Accounting Standards Codification Subtopic 840-10	(-) $__________

	Total	$____________
B.	Total Consolidated Capitalization:

	(a) Total Consolidated Debt	$____________

plus	(b) The sum of Items A(n), A(o) and A(q) above[1]	(+) $__________

plus	(c) Equity of common stockholders	(+) $__________

1  In the case of securities of the type described in A(o), only to the extent such securities have been deemed to be equity pursuant to Financial Accounting Standards Board Statement No. 150.

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

plus	(d) Equity of preference stockholders	(+) $__________

plus	(e) Equity of preferred stockholders	(+) $__________

	Total	$_____________

C.	Debt to Capital Ratio	_____ to 1.00
(total of A divided by total of B)

D.	Applicable Sustainability Adjustment[2]:

	1. Baseline Sustainability Amount	3,299 Gwh

2. Sustainability Amount (comprised of Renewable Energy):

	(a) wind generation	______ Gwh

	(b) solar generation	______ Gwh

	(c) hydroelectric generation (excluding pumped storage)	______ Gwh

	(d) biomass generation	______ Gwh

(e) other Renewable Energy generation
	(to the extent approved by the Majority Banks)	______ Gwh

	(f) purchased wind generation	______ Gwh

(g) purchased other Renewable Energy generation (as reported on Form 10-K)
______ Gwh

	(h) Sustainability Amount: sum of 2(a) through 2(g)	= ______ Gwh

	(i) Sustainability Amount divided by Baseline Sustainability Amount	_______%

3. Other Non-Renewable Energy Generation

	(a) coal steam generation	______ Gwh

	(b) oil/gas steam generation	______ Gwh

	(c) hydroelectric generation (to the extent not constituting Renewable	______ Gwh

Energy)

2  For the avoidance of doubt, all reported figures shall be consistent with those reported on the Company’s most recently filed annual report on Form 10-K (or any successor form) (or, subject to the satisfaction of the requirements set forth in Section 6.7(c), any amendment thereto).

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

(d) gas combined cycle	______ Gwh

(e) gas/oil combustion turbine	______ Gwh

(f) coal generation	______ Gwh

(g) gas generation	______ Gwh

(h) other gas generation	______ Gwh

(i) nuclear generation	______ Gwh

(j) sum of 3(a) through 3(i) = Non-Renewable Owned/Purchased Generation

_______Gwh

(k) Sustainability Amount (2(h)) plus Non-Renewable Energy (3(j)) = Total
Owned/Purchased Generation	_______Gwh

4. Baseline Sustainability Percentage	_____ 9.23%

5. Sustainability Percentage
(total of Sustainability Amount (2(h)) divided by Total Owned/Purchased Generation (3(k))
_________%

Sustainability Percentage Greater than, Equal to, or Less than Baseline Sustainability Percentage
____________
6. Applicable Sustainability Adjustment

Calculation	Applicable Margin adjustment	Applicable Sustainability Adjustment[3]
Sustainability Percentage > Baseline Sustainability Percentage AND:
Sustainability Amount > 105% of Baseline Sustainability Amount	reduced by 0.025%	☐
Sustainability Amount > 110% of Baseline Sustainability Amount	reduced by 0.05%	☐
Sustainability Percentage < Baseline Sustainability Percentage AND
Sustainability Amount < 95% of Baseline Sustainability Amount	increased by 0.025%	☐

3  Check applicable adjustment. For the avoidance of doubt, only one selection shall be made.

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

Sustainability Amount < 90% of Baseline Sustainability Amount	increased by 0.05%	☐
No Applicable Adjustment		☐

IN WITNESS WHEREOF, I have signed this Certificate this ___ day of _________, ___.

Name:
Title:

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Revolving Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including any letters of credit and guaranties included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.                                    Assignor:

2.                                    Assignee:                                                                                  [and is an Affiliate of Assignor]

3.                                    Borrower:                               Consumers Energy Company

4.                                    Agent:                                                    The Bank of Nova Scotia, as the Agent under the Credit Agreement.

5.                                    Credit Agreement:                        Amended and Restated Revolving Credit Agreement, dated as of November 19, 2018, among Consumers Energy Company, the Banks party thereto, and The Bank of Nova Scotia, as Agent and an LC Issuer.

6.                                    Assigned Interest:

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

Facility Assigned	Aggregate Amount of Commitment/Outstanding Credit Exposure for all Banks[1]	Amount of Commitment/Outstanding Credit Exposure Assigned[1]	Percentage Assigned of Commitment/Outstanding Credit Exposure[2]
___________________	$	$	%
___________________	$	$	%
___________________	$	$	%

7.                                    Trade Date:                                                                                 3

Effective Date: _________ __, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

1                   Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

2 .           Set forth, to at least 9 decimals, as a percentage of the Commitment/Outstanding Credit Exposure of all Banks thereunder.

3 .           Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][4] Accepted:

THE BANK OF NOVA SCOTIA, as Agent

By:
Name:
Title:

[Consented to:][5]

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

4 .           To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

5 .           To be added only if the consent of the Company and/or other parties (e.g., the LC Issuers) is required by the terms of the Credit Agreement.

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                                    Representations and Warranties.

1.1                            Assignor.  The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby.  Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectability, or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document, (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document, (v) inspecting any of the property, books or records of the Company, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Credit Extensions or the Credit Documents.

1.2.                        Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Credit Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of  the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Bank, and (vii) attached as Schedule 2 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (b) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (c) agrees that (i) it will, independently and without reliance

Annex 1

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

on the Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Bank.

2.                                    Payments.  The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee.  From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, Reimbursement Obligations, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.                                    General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

SCHEDULE 1

TO

TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION AGREEMENT

Administrative Questionnaire

On File with Agent

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

SCHEDULE 2

TO

TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION AGREEMENT

US and Non-US Tax Information Reporting Requirements

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

EXHIBIT D

TERMS OF SUBORDINATION

[JUNIOR SUBORDINATED DEBT]

ARTICLE ____
SUBORDINATION

Section __.1.  Applicability of Article; Securities Subordinated to Senior Indebtedness.

(a)        This Article ____ shall apply only to the Securities of any series which, pursuant to Section ___, are expressly made subject to this Article.  Such Securities are referred to in this Article ____ as “Subordinated Securities.”

(b)        The Issuer covenants and agrees, and each Holder of Subordinated Securities by his acceptance thereof likewise covenants and agrees, that the indebtedness represented by the Subordinated Securities and the payment of the principal and interest, if any, on the Subordinated Securities is subordinated and subject in right, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness.

“Senior Indebtedness” means the principal of and premium, if any, and interest on the following, whether outstanding on the date hereof or thereafter incurred, created or assumed: (i) indebtedness of the Issuer for money borrowed by the Issuer (including purchase money obligations) or evidenced by debentures (other than the Subordinated Securities), notes, bankers’ acceptances or other corporate debt securities, or similar instruments issued by the Issuer; (ii) all capital lease obligations of the Issuer; (iii) all obligations of the Issuer issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Issuer and all obligations of the Issuer under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) obligations with respect to letters of credit; (v) all indebtedness of others of the type referred to in the preceding clauses (i) through (iv) assumed by or guaranteed in any manner by the Issuer or in effect guaranteed by the Issuer; (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Issuer (whether or not such obligation is assumed by the Issuer), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Securities, as the case may be, including all other debt securities and guaranties in respect of those debt securities, issued to any other trusts, partnerships or other entities affiliated with the Issuer which act as a financing vehicle of the Issuer in connection with the issuance of preferred securities by such entity or other securities which rank pari passu with, or junior to, the Preferred Securities, and (2) any indebtedness between or among the Issuer and its affiliates; and/or (vii) renewals, extensions or refundings of any of the indebtedness referred to in the preceding clauses unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Securities.

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

This Article shall constitute a continuing obligation to all Persons who, in reliance upon such provisions become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

Section __.2.  Issuer Not to Make Payments with Respect to Subordinated Securities in Certain Circumstances.

(a)        Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and premium and interest thereon shall first be paid in full, or such payment duly provided for in cash in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the principal of, or interest on, Subordinated Securities or to acquire any Subordinated Securities or on account of any sinking fund provisions of any Subordinated Securities (except payments made in capital stock of the Issuer or in warrants, rights or options to purchase or acquire capital stock of the Issuer, sinking fund payments made in Subordinated Securities acquired by the Issuer before the maturity of such Senior Indebtedness, and payments made through the exchange of other debt obligations of the Issuer for such Subordinated Securities in accordance with the terms of such Subordinated Securities, provided that such debt obligations are subordinated to Senior Indebtedness at least to the extent that the Subordinated Securities for which they are exchanged are so subordinated pursuant to this Article ____).

(b)        Upon the happening and during the continuation of any default in payment of the principal of, or interest on, any Senior Indebtedness when the same becomes due and payable or in the event any judicial proceeding shall be pending with respect to any such default, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Issuer with respect to the principal of, or interest on, Subordinated Securities or to acquire any Subordinated Securities or on account of any sinking fund provisions of Subordinated Securities (except payments made in capital stock of the Issuer or in warrants, rights, or options to purchase or acquire capital stock of the Issuer, sinking fund payments made in Subordinated Securities acquired by the Issuer before such default and notice thereof, and payments made through the exchange of other debt obligations of the Issuer for such Subordinated Securities in accordance with the terms of such Subordinated Securities, provided that such debt obligations are subordinated to Senior Indebtedness at least to the extent that the Subordinated Securities for which they are exchanged are so subordinated pursuant to this Article ____).

(c)        In the event that, notwithstanding the provisions of this Section ___.2, the Issuer shall make any payment to the Trustee on account of the principal of or interest on Subordinated Securities, or on account of any sinking fund provisions of such Subordinated Securities, after the maturity of any Senior Indebtedness as described in Section ___.2(a) above or after the happening of a default in payment of the principal of or interest on any Senior Indebtedness as described in Section ___.2(b) above, then, unless and until all Senior Indebtedness which shall have matured, and all premium and interest thereon, shall have been paid in full (or the declaration of acceleration thereof shall have been rescinded or annulled), or such default shall have been cured or waived or shall have ceased to exist, such payment (subject to the provisions of Sections ___.6 and ___.7) shall be held by the Trustee, in trust for the benefit of, and shall be

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

paid forthwith over and delivered to, the holders of such Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay the same in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.  The Issuer shall give prompt written notice to the Trustee of any default in the payment of principal of or interest on any Senior Indebtedness.

Section __.3.  Subordinated Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Issuer.  Upon any distribution of assets of the Issuer in any dissolution, winding up, liquidation or reorganization of the Issuer (whether voluntary or involuntary, in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(a)        the holders of all Senior Indebtedness shall first be entitled to receive payments in full of the principal thereof and premium and interest due thereon, or provision shall be made for such payment, before the Holders of Subordinated Securities are entitled to receive any payment on account of the principal of or interest on such Subordinated Securities;

(b)        any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities (other than securities of the Issuer as reorganized or readjusted or securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article ____ with respect to Subordinated Securities, to the payment in full without diminution or modification by such plan of all Senior Indebtedness), to which the Holders of Subordinated Securities or the Trustee on behalf of the Holders of Subordinated Securities would be entitled except for the provisions of this Article ____ shall be paid or delivered by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative, or to the trustee under any indenture under which Senior Indebtedness may have been issued (pro rata as to each such holder, representative or trustee on the basis of the respective amounts of unpaid Senior Indebtedness held or represented by each), to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision thereof to the holders of such Senior Indebtedness; and

(c)        in the event that notwithstanding the foregoing provisions of this Section ___.3, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities (other than securities of the Issuer as reorganized or readjusted or securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article ____ with respect to Subordinated Securities, to the payment in full without diminution or modification by such plan of all Senior Indebtedness), shall be received by the Trustee or the Holders of the Subordinated Securities on account of principal of or interest on the Subordinated Securities before all Senior Indebtedness is paid in full, or effective provision made for its payment, such payment or distribution (subject to the provisions of Section ___.6 and ___.7) shall be received

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative, or to the trustee under any indenture under which such Senior Indebtedness may have been issued (pro rata as provided in clause (b) above), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

The Issuer shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Issuer.

The consolidation of the Issuer with, or the merger of the Issuer into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article ____ hereof shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section ___.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated such in Article ____.

Section __.4.  Holders of Subordinated Securities to be Subrogated to Right of Holders of Senior Indebtedness.  Subject to the payment in full of all Senior Indebtedness, the Holders of Subordinated Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Issuer applicable to the Senior Indebtedness until all amounts owing on Subordinated Securities shall be paid in full, and for the purposes of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Issuer or by or on behalf of the Holders of Subordinated Securities by virtue of this Article ____ which otherwise would have been made to the Holders of Subordinated Securities shall, as between the Issuer, its creditors other than holders of Senior Indebtedness and the Holders of Subordinated Securities, be deemed to be payment by the Issuer to or on account of the Senior Indebtedness, it being understood that the provisions of this Article ____ are and are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section __.5.  Obligation of the Issuer Unconditional.  Nothing contained in this Article ____ or elsewhere in this Indenture or in any Subordinated Security is intended to or shall impair, as among the Issuer, its creditors other than holders of Senior Indebtedness and the Holders of Subordinated Securities, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of Subordinated Securities the principal of, and interest on, Subordinated Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of Subordinated Securities and creditors of the Issuer other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Subordinated Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article ____ of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.  Upon any payment or distribution of assets of the Issuer referred to in this Article ____, the Trustee and Holders of Subordinated Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up,

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

liquidation or reorganization proceedings are pending, or, subject to the provisions of Section ___ and ___, a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making such payment or distribution to the Trustee or the Holders of Subordinated Securities, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article ____.

Nothing contained in this Article ____ or elsewhere in this Indenture or in any Subordinated Security is intended to or shall affect the obligation of the Issuer to make, or prevent the Issuer from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and, except as provided in subsections (a) and (b) of Section ___.2, payments at any time of the principal of, or interest on, Subordinated Securities.

Section __.6.  Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.  The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment or distribution to or by the Trustee in respect of the Subordinated Securities.  Notwithstanding the provisions of this Article ____ or any provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution to or by the Trustee, unless at least two Business Days prior to the making of any such payment, the Trustee shall have received written notice thereof from the Issuer or from one or more holders of Senior Indebtedness or from any representative thereof or from any trustee therefor, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such representative or trustee; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections ___ and ___, shall be entitled to assume conclusively that no such facts exist.  The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative or trustee on behalf of the holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a representative of or trustee on behalf of any such holder).  In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payments or distribution pursuant of this Article ____, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article ____, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and nothing in this Article ____ shall apply to claims of, or payments to, the Trustee under or pursuant to Section ___.

Section __.7.  Application by Trustee of Monies or Government Obligations Deposited with It.  Money or Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section ____ shall be for the sole benefit of Security holders and, to the extent allocated for the payment of Subordinated Securities, shall not be subject to the subordination

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

provisions of this Article ____, if the same are deposited in trust prior to the happening of any event specified in Section ___.2.  Otherwise, any deposit of monies or Government Obligations by the Issuer with the Trustee or any paying agent (whether or not in trust) for the payment of the principal of, or interest on, any Subordinated Securities shall be subject to the provisions of Section ___.1, ___.2 and ___.3 except that, if prior to the date on which by the terms of this Indenture any such monies may become payable for any purposes (including, without limitation, the payment of the principal of, or the interest, if any, on any Subordinated Security) the Trustee shall not have received with respect to such monies the notice provided for in Section ___.6, then the Trustee or the paying agent shall have full power and authority to receive such monies and Government Obligations and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.  This Section ___.7 shall be construed solely for the benefit of the Trustee and paying agent and, as to the first sentence hereof, the Security holders, and shall not otherwise effect the rights of holders of Senior Indebtedness.

Section __.8.  Subordination Rights Not Impaired by Acts or Omissions of Issuer or Holders of Senior Indebtedness.  No rights of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holders or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Issuer may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Subordinated Securities, without incurring responsibility to the Holders of the Subordinated Securities and without impairing or releasing the subordination provided in this Article ____ or the obligations hereunder of the Holders of the Subordinated Securities to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection for such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuer, as the case may be, and any other Person.

Section __.9.  Security holders Authorize Trustee to Effectuate Subordination of Securities.  Each Holder of Subordinated Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article ____ and appoints the Trustee his attorney-in-fact for such purpose, including in the event of any dissolution, winding up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) the immediate filing of a claim for the unpaid balance of his Subordinated Securities in the form required in said proceedings and causing said claim to be approved.  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

time to file such claim or claims, then the holders of Senior Indebtedness have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Subordinated Securities.

Section __.10.  Right of Trustee to Hold Senior Indebtedness.  The Trustee in its individual capacity shall be entitled to all of the rights set forth in this Article ____ in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness of the Issuer, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article ____, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Sections ___.2 and ___.3, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders of Subordinated Securities, the Issuer or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article ____ or otherwise.

Section __.11.  Article ____ Not to Prevent Events of Defaults.  The failure to make a payment on account of principal or interest by reason of any provision in this Article ____ shall not be construed as preventing the occurrence of an Event of Default under Section ____.

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

EXHIBIT E

INTENTIONALLY OMITTED

E-1

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

EXHIBIT F

FORM OF INCREASING BANK SUPPLEMENT

INCREASING BANK SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Amended and Restated Revolving Credit Agreement, dated as of November 19, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Consumers Energy Company, a Michigan corporation (the “Company”), the Banks party thereto and The Bank of Nova Scotia, as administrative agent (in such capacity, the “Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.16 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment under the Credit Agreement by requesting one or more Banks to increase the amount of its Commitment;

WHEREAS, the Company has given notice to the Agent of its intention to increase the Aggregate Commitment pursuant to such Section 2.16; and

WHEREAS, pursuant to Section 2.16 of the Credit Agreement, the undersigned Increasing Bank now desires to increase the amount of its Commitment under the Credit Agreement by executing and delivering to the Company and the Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.         The undersigned Increasing Bank agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Commitment increased by $[__________], thereby making the aggregate amount of its total Commitments equal to $[__________].

2.         The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.         Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4.         This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.         This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING BANK]

By:

Name:
Title:

Accepted and agreed to as of the date first written above:

CONSUMERS ENERGY COMPANY

By:
Name:
Title:

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

Acknowledged as of the date first written above:

THE BANK OF NOVA SCOTIA
as Agent and as an LC Issuer

By:
Name:
Title:

[[OTHER LC ISSUER],
as an LC Issuer

By:
Name:
Title:]

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

EXHIBIT G

FORM OF AUGMENTING BANK SUPPLEMENT

AUGMENTING BANK SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Amended and Restated Revolving Credit Agreement, dated as of November 19, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Consumers Energy Company, a Michigan corporation (the “Company”), the Banks party thereto and The Bank of Nova Scotia, as administrative agent (in such capacity, the “Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.16 thereof that any bank, financial institution or other entity may extend Commitments under the Credit Agreement subject to the approval of the Company, the Agent and each LC Issuer, by executing and delivering to the Company and the Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Bank was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.         The undersigned Augmenting Bank agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Bank for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment of $[__________].

2.         The undersigned Augmenting Bank (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.7 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

3.         The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

[___________]

4.         The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.         Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6.         This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7.         This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

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Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING BANK]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

CONSUMERS ENERGY COMPANY

By:
Name:
Title:

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

Acknowledged as of the date first written above:

THE BANK OF NOVA SCOTIA
as Agent and as an LC Issuer

By:
Name:
Title:

By:
Name:
Title:

[[OTHER LC ISSUER],
as an LC Issuer

By:
Name:
Title:]

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

SCHEDULE 2

COMMITMENT SCHEDULE

BANK	COMMITMENT
The Bank of Nova Scotia	$250,000,000.00
AGGREGATE COMMITMENT	$250,000,000.00

Sch.-2

Amended and Restated Revolving Credit Agreement

The Bank of Nova Scotia/Consumers Energy

SCHEDULE 3.1

EXISTING LCs

	L/C	Facility		EXPIRATION	AMOUNT
ENTITY /
PROJECT	NUMBER	Issuer	BENEFICIARY	DATE	OUTSTANDING

Consumers Energy Company	OSB43627NYA	Bank of Nova Scotia	Midcontinent Independent System Operator, Inc.	12/20/18	$20,000,000.00

Sch.-3.1